EXHIBIT 2.10

                                                                         Annex 1

                       INNOVATIVE VALVE TECHNOLOGIES, INC.

                               UNIFORM PROVISIONS

                                       FOR

                              BUSINESS COMBINATIONS

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                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I    REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER
      Section 1.01.  Ownership and Status of Company Capital Stock...........1
      Section 1.02.  Power of the Stockholder; Approval of the Acquisition...1
      Section 1.03.  No Conflicts or Litigation..............................2
      Section 1.04.  No Brokers..............................................2
      Section 1.05.  Preemptive and Other Rights; Waiver.....................2
      Section 1.06.  Control of Related Businesses...........................2

ARTICLE II   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
             AND THE STOCKHOLDERS
      Section 2.01.  Organization............................................3
      Section 2.02.  Qualification...........................................3
      Section 2.03.  Authorization; Enforceability; Absence of Conflicts;
                     Required Consents.......................................3
      Section 2.04.  Charter Documents and Records; No Violation.............4
      Section 2.05.  No Defaults.............................................5
      Section 2.06.  Company Subsidiaries....................................5
      Section 2.07.  Controlling Affiliates..................................5
      Section 2.08.  Capital Stock of the Company
                     and the Company Subsidiaries............................6
      Section 2.09.  Transactions in Capital Stock...........................6
      Section 2.10.  No Bonus Shares.........................................6
      Section 2.11.  Predecessor Status; etc.................................6
      Section 2.12.  Related Party Agreements................................6
      Section 2.13.  Litigation..............................................7
      Section 2.14.  Financial Statements; Disclosure........................7
      Section 2.15.  Compliance With Laws....................................7
      Section 2.16.  Certain Environmental Matters...........................8
      Section 2.17.  Liabilities and Obligations.............................9
      Section 2.18.  Receivables.............................................9
      Section 2.19.  Owned and Leased Real Properties........................9
      Section 2.20.  Other Tangible Assets..................................10
      Section 2.21.  Proprietary Rights.....................................11
      Section 2.22.  Relations With Governments, etc........................11
      Section 2.23.  Commitments............................................11
      Section 2.24.  Capital Expenditures...................................13
      Section 2.25.  Inventories............................................13
      Section 2.26.  Insurance..............................................13
      Section 2.27.  Employee Matters.......................................13
      Section 2.28.  Compliance With ERISA, etc.............................16
      Section 2.29.  Taxes..................................................18
      Section 2.30.  Government Contracts...................................19
      Section 2.31.  Absence of Changes.....................................20
      Section 2.32.  Bank Relations; Powers of Attorney.....................21

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ARTICLE III  REPRESENTATIONS AND WARRANTIES OF INVATEC AND NEWCO
      Section 3.01.  Organization; Power....................................22
      Section 3.02.  Authorization; Enforceability; Absence of Conflicts;
                     Required Consents......................................22
      Section 3.03.  Charter Documents......................................23
      Section 3.04.  Capital Stock of INVATEC and Newco.....................23
      Section 3.05.  Subsidiaries...........................................24
      Section 3.06.  Compliance With Laws; No Litigation....................24
      Section 3.07.  No Brokers.............................................24

ARTICLE IV   COVENANTS EXTENDING TO THE EFFECTIVE TIME
      Section 4.01.  Access and Cooperation; Due Diligence..................24
      Section 4.02.  Conduct of Business Pending the Effective Time.........25
      Section 4.03.  Prohibited Activities..................................26
      Section 4.04.  No Shop; Release of Directors..........................28
      Section 4.05.  Notice to Bargaining Agents............................28
      Section 4.06.  Notification of Certain Matters........................28
      Section 4.07.  Supplemental Information...............................29
      Section 4.08.  Cooperation in Connection With the IPO.................30
      Section 4.09.  Additional Financial Statements........................30
      Section 4.10.  Termination of Plans...................................30
      Section 4.11.  Disposition of Unwanted Assets.........................30
      Section 4.12.  HSR Act Matters........................................31

ARTICLE V    THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION
      Section 5.01.  Conditions to the Obligations of Each Party............31
      Section 5.02.  Conditions to the Obligations
                     of the Company and the Stockholders....................32
      Section 5.03.  Conditions to the Obligations of INVATEC and Newco.....34

ARTICLE VI   COVENANTS FOLLOWING THE EFFECTIVE TIME
      Section 6.01.  Disclosure.............................................35
      Section 6.02.  Preparation and Filing of Tax Returns..................35
      Section 6.03.  Directors..............................................35
      Section 6.04.  Removal of Guaranties..................................36
      Section 6.05.  Survival of Representations and Warranties.............36
      Section 6.06.  Limitations on Damage Claims...........................36

ARTICLE VII INDEMNIFICATION
      Section 7.01.  In Respect of Representations and Warranties...........37
      Section 7.02.  Indemnification of INVATEC Indemnified Parties.........38
      Section 7.03.  Indemnification of Stockholder Indemnified Parties.....39
      Section 7.04.  Conditions of Indemnification..........................39
      Section 7.05.  Remedies Not Exclusive.................................41
      Section 7.06.  Limitations on Indemnification.........................41

ARTICLE VIII LIMITATIONS ON COMPETITION
      Section 8.01. Prohibited Activities...................................42
      Section 8.02. Damages.................................................43

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      Section 8.03. Reasonable Restraint....................................43
      Section 8.04. Severability; Reformation...............................43
      Section 8.05. Independent Covenant....................................43
      Section 8.06. Materiality.............................................44

ARTICLE IX   DEFINITIONS
      Section 9.01.  Defined Terms..........................................44
      Section 9.02.  Other Defined Terms....................................58
      Section 9.03.  Other Definitional Provisions..........................58
      Section 9.04.  Captions...............................................59

ARTICLE X    GENERAL PROVISIONS
      Section 10.01.  Treatment of Confidential Information.................59
      Section 10.02.  Brokers and Agents....................................60
      Section 10.03.  Assignment; No Third Party Beneficiaries..............60
      Section 10.04.  Entire Agreement; Amendment; Waivers..................60
      Section 10.05.  Expenses..............................................61
      Section 10.06.  Notices...............................................61
      Section 10.07.  Governing Law.........................................61
      Section 10.08.  Exercise of Rights and Remedies.......................62
      Section 10.09.  Time..................................................62
      Section 10.10.  Reformation and Severability..........................62
      Section 10.11.  Remedies Cumulative...................................62
      Section 10.12.  Release...............................................62
      Section 10.13.  Respecting the IPO....................................63

ARTICLE XI   TERMINATION
      Section 11.01.  Termination of This Agreement.........................64
      Section 11.02.  Liabilities in Event of Termination...................64

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                                    ARTICLE I

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

            Each of the Stockholders represents and warrants to INVATEC that, as applied solely to himself, all the following representations and warranties in this Article I are as of the date of this Agreement, and will be, as amended or supplemented pursuant to Section 4.07, on the Closing Date and immediately prior to the Effective Time, true and correct:

            Section 1.01. OWNERSHIP AND STATUS OF COMPANY CAPITAL STOCK. The Stockholder is the record and beneficial owner (or, if the Stockholder is a trust or the estate of a deceased natural person, the legal owner) of the number of shares of Company Capital Stock set forth, by each class, and by each series in each class, thereof, opposite the Stockholder's name in Section 1.01 of the Disclosure Statement, free and clear of all Liens, except for the Liens set forth in Section 1.01 of the Disclosure Statement, all of which will be released at or before the Effective Time.

            Section 1.02. POWER OF THE STOCKHOLDER; APPROVAL OF THE ACQUISITION.
(a) The Stockholder has the full power, legal capacity and authority to execute and deliver this Agreement and each other Transaction Document to which the Stockholder is a party and to perform the Stockholder's obligations in this Agreement and in all other Transaction Documents to which the Stockholder is a party. This Agreement constitutes, and each such other Transaction Document, when executed in the Stockholder's individual capacity and delivered by the Stockholder, will constitute, the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). If the Stockholder is an Entity, the Stockholder has obtained, in accordance with all applicable Governmental Requirements and its Charter Documents, all approvals and the taking of all actions necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is a party. If the Stockholder is acting otherwise than in his individual capacity (whether as an executor or a guardian or in any other fiduciary or representative capacity), all actions on the part of the Stockholder and all other Persons (including any court) necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is a party have been duly taken.

            (b) The Stockholder, acting in each capacity in which he is entitled, by reason of the Company's Charter Documents or the Governmental Requirements of the Company's Organization State or for any other reason, to vote to approve or disapprove the consummation of the Acquisition, has voted all the shares of Company Capital Stock owned by him and entitled to a vote or votes on that matter, in any one or more of the manners prescribed or permitted by the Company's Charter Documents or the Governmental Requirements of the Company's Organization State, whichever are controlling, to approve this Agreement and the consummation of the Acquisition and the other transactions contemplated hereby.

            Section 1.03. NO CONFLICTS OR LITIGATION. The execution, delivery and performance in accordance with their respective terms by the Stockholder of this Agreement and the other

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Transaction Documents to which the Stockholder is a party do not and will not
(a) violate or conflict with any Governmental Requirement, (b) breach or constitute a default under any agreement or instrument to which the Stockholder is a party or by which the Stockholder or any of the shares of Company Capital Stock owned by the Stockholder is bound, (c) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of the shares of Company Capital Stock owned by the Stockholder (or upon any revenues, income or profits of the Stockholder therefrom) or (d) if the Stockholder is an Entity, violate the Stockholder's Charter Documents. No Litigation is pending or, to the knowledge of the Stockholder, threatened to which the Stockholder is or may become a party which (a) questions or involves the validity or enforceability of any of the Stockholder's obligations under any Transaction Document or (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay the consummation by the Stockholder of the transactions contemplated by this Agreement to be consummated by the Stockholder or (ii) damages in connection with any consummation by the Stockholder of the transactions contemplated by this Agreement.

            Section 1.04. NO BROKERS. The Stockholder has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder or agent or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

            Section 1.05. PREEMPTIVE AND OTHER RIGHTS; WAIVER. Except for the right of the Stockholder to receive shares of INVATEC Common Stock as a result of the Acquisition or to acquire INVATEC Common Stock pursuant to any written option granted by INVATEC to the Stockholder, the Stockholder either (a) does not own or otherwise have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any shares of Company Capital Stock or INVATEC Common Stock or (b) hereby irrevocably waives each right of that type the Stockholder does own or otherwise has.

            Section 1.06. CONTROL OF RELATED BUSINESSES. Except as set forth in
Section 1.06 of the Disclosure Statement, the Stockholder is not, alone or with one or more other Persons, the controlling Affiliate of any Entity, business or trade (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company) that (a) is engaged in any line of business which is the same as or similar to any line of business in which the Company or any Company Subsidiary is engaged or (b) is, or has within the three-year period ending on the date of this Agreement, engaged in any transaction with the Company or any Company Subsidiary, except for transactions in the ordinary course of business of the Company or that Company Subsidiary.

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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                        THE COMPANY AND THE STOCKHOLDERS

            The Company and each Stockholder jointly and severally represent and warrant to, and agree with, INVATEC that all the following representations and warranties in this Article II are as of the date of this Agreement, and will be, as amended or supplemented pursuant to Section 4.07, on the Closing Date and immediately prior to the Effective Time, true and correct:

            Section 2.01. ORGANIZATION. Section 2.01 of the Disclosure Statement sets forth the Organization State of each of the Company and the Company Subsidiaries. Each of the Company and the Company Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its Organization State, (b) has all requisite corporate power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted and (c) is duly qualified and in good standing as a foreign corporation in all jurisdictions in which it owns or leases property or in which the carrying on of its business as now conducted so requires except where the failure to be so qualified, singly or in the aggregate, would not have a Material Adverse Effect.

            Section 2.02. QUALIFICATION. Section 2.02 of the Disclosure Statement lists all the jurisdictions in which each of the Company and the Company Subsidiaries is authorized or qualified to own or lease and to operate its properties or to carry on its business as now conducted, and neither the Company nor any Company Subsidiary owns, leases or operates any properties, or carries on any business, that is Material to the Acquired Business in any jurisdiction not listed in that Section.

            Section 2.03. AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS; REQUIRED CONSENTS. (a) The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is a party, and the effectuation of the Acquisition and the other transactions contemplated hereby and thereby, are within its corporate or other power under its Charter Documents and the applicable Governmental Requirements of its Organization State and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and those Governmental Requirements.

            (b) This Agreement has been, and each of the other Transaction Documents to which the Company is a party, when executed and delivered to INVATEC (or, in the case of the Certificates of Merger, if any, the applicable Governmental Authorities) will have been, duly executed and delivered by the Company and is, or when so executed and delivered will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

            (c) The execution, delivery and performance in accordance with their respective terms by the Company of the Transaction Documents to which it is a party have not and will not (i) violate, breach or constitute a default under
(A) the Charter Documents of any of the Company

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and the Company Subsidiaries, (B) any Governmental Requirement applicable to any of the Company and the Company Subsidiaries or (C) any Material Agreement of the Company (except as set forth in Section 2.03 of the Disclosure Statement), (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of any of the Company and the Company Subsidiaries or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require any of the Company and the Company Subsidiaries to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of any of the Company and the Company Subsidiaries (or upon revenues, income or profits of any of the Company and the Company Subsidiaries therefrom) or (iv) except as set forth in Section 2.03 of the Disclosure Statement, result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by any of the Company and the Company Subsidiaries at the date hereof and necessary for the ownership or lease or the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable
Environmental Law.

            (d) Except for (i) the filing of the Certificates of Merger, if any, with the applicable Governmental Authorities, (ii) filings of the Registration Statement under the Securities Act and the SEC order declaring the Registration Statement effective under the Securities Act and (iii) as may be required by the HSR Act or the applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by any of the Company and the Company Subsidiaries for the execution, delivery or performance by the Company of the Transaction Documents to which it is a party, the enforcement against the Company of its obligations thereunder or the effectuation of the Acquisition and the other transactions contemplated thereby.

            Section 2.04. CHARTER DOCUMENTS AND RECORDS; NO VIOLATION. The Company has caused true, complete and correct copies of the Charter Documents, each as in effect on the date hereof, and the minute books and similar corporate or other Entity records of each of the Company and the Company Subsidiaries to be delivered or otherwise made available to INVATEC. No breach or violation of any Charter Document of any of the Company and the Company Subsidiaries has occurred and is continuing.

            Section 2.05. NO DEFAULTS. Except as disclosed in Section 2.05 of the Disclosure Statement, no condition or state of facts exists, or, with the giving of notice or the lapse of time or both, would exist, which (a) entitles any holder of any outstanding Indebtedness, or any Guaranty not constituting Indebtedness, of any of the Company and the Company Subsidiaries, or a representative of that holder, to accelerate the maturity, or require a mandatory prepayment, of that Indebtedness or Guaranty, or affords that holder or its representative, or any beneficiary of that Guaranty, the right to require any of the Company and the Company Subsidiaries to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform that Guaranty in whole or in part, (b) entitles any Person to obtain any Lien (other than a Permitted Lien) upon any properties or assets constituting any part of the Acquired Business (or upon any revenues, income or profits of any of the Company and the Company Subsidiaries therefrom) or (c) constitutes a violation or breach of, or a default under, any Material Agreement of the Company by any of the Company and the Company Subsidiaries.

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            Section 2.06. COMPANY SUBSIDIARIES. Section 2.01 of the Disclosure
Statement either (a) sets forth the form of organization, legal name, each assumed name and Organization State of each Company Subsidiary or (b) correctly states no Entity is a Company Subsidiary. Except as disclosed in Section 2.06 of the Disclosure Statement, each Company Subsidiary is a Wholly Owned Subsidiary. In the case of any Company Subsidiary that is not a Wholly Owned Subsidiary,
Section 2.06 of the Disclosure Statement sets forth, by each class and each series within each class, the number of outstanding shares (or other percentage ownership interests) of Capital Stock of the Company Subsidiary, (a) the Company's aggregate direct and indirect ownership of those shares (or interests) and (b) the name and address of record and percentage ownership of those shares (or interests) of each holder of record thereof other than the Company or a Company Subsidiary. No Lien exists on any outstanding share of Capital Stock of any Company Subsidiary which is owned directly or indirectly by the Company other than (a) the Liens, if any, described in Section 2.06 of the Disclosure Statement, all of which will be released at or before the Effective Time, and
(b) Permitted Liens. Except as set forth in Section 2.06 of the Disclosure Statement, the Company does not own, of record or beneficially, directly or indirectly through any Person, and does not control, directly or indirectly through any Person or otherwise, any Capital Stock or Derivative Securities of any Entity other than a Company Subsidiary.

            Section 2.07. CONTROLLING AFFILIATES. Section 2.07 of the Disclosure Statement sets forth the name of each Person who at the time the Acquisition was submitted for vote or consent to the Stockholders, is, was or will be an Affiliate of the Company by reason of that Person's control of the Company.

            Section 2.08. CAPITAL STOCK OF THE COMPANY AND THE COMPANY SUBSIDIARIES. Section 2.08 of the Disclosure Statement sets forth, by each class and by each series within each class, the total number of shares of authorized Company Capital Stock and the total number of such shares that have been issued and are now outstanding. Except as set forth in Section 2.08 of the Disclosure
Statement: (a) no shares of Company Capital Stock are held by the Company or any Company Subsidiary as treasury shares; and (b) no outstanding options, warrants or rights to acquire Capital Stock of the Company or any Company Subsidiary exist. All the issued and outstanding shares of Capital Stock of each of the Company and the Company Subsidiaries (a) have been duly authorized and validly issued in accordance with the applicable Governmental Requirements of their issuer's Organization State and Charter Documents and (b) are fully paid and nonassessable. Neither the Company nor any Company Subsidiary has issued or sold any shares of its outstanding Capital Stock in breach or violation of (a) any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or (b) the terms of any of its Derivative Securities which then were outstanding. No Person has, otherwise than solely by reason of that Person's right, if any, to vote shares of the Capital Stock of the Company or any Company Subsidiary it holds (to the extent those shares afford the holder thereof any voting rights) any right to vote on any matter with the holders of Capital Stock of the Company or any Company Subsidiary.

            Section 2.09. TRANSACTIONS IN CAPITAL STOCK. Except as set forth in
Section 2.09 of the Disclosure Statement: (a) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire or reacquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (b) no transaction has been effected, and no action in contemplation of the transactions described in this Agreement has been taken, respecting the equity ownership of either the Company or any Company Subsidiary.

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            Section 2.10. NO BONUS SHARES. Except as set forth in Section 2.10 of the Disclosure Statement, no outstanding share of Capital Stock of the Company was issued for less than the fair market value thereof at the time of issuance or was issued in exchange for any consideration other than cash.

            Section 2.11. PREDECESSOR STATUS; ETC. Except as disclosed in
Section 2.11 of the Disclosure Statement, the Company has not been a Subsidiary or division of another corporation during the past five years.

            Section 2.12. RELATED PARTY AGREEMENTS. Except as set forth in
Section 2.12 of the Disclosure Statement, each Related Party Agreement in effect on the date hereof will have been terminated as of the Closing Date, and no Related Party Agreement will exist then or thereafter to and including the Effective Time.

            Section 2.13. LITIGATION. Except as disclosed in Section 2.13 of the Disclosure Statement, no Litigation is pending or, to the knowledge of the Company or any Stockholder, threatened to which the Company or any Company Subsidiary is or may become a party.

            Section 2.14. FINANCIAL STATEMENTS; DISCLOSURE. (a) FINANCIAL STATEMENTS. (i) The Financial Statements (including in each case the related schedules and notes) delivered to INVATEC present fairly, in all material respects, the financial position of the Acquired Business at the respective dates of the balance sheets included therein and the results of operations and cash flows of the Acquired Business and stockholders' or other owners' equity for the respective periods set forth therein and have been prepared in accordance with GAAP. As of the date of any balance sheet included in those Financial Statements, neither the Company nor any Company Subsidiary then had any outstanding Indebtedness to any Person or any liabilities of any kind (including contingent obligations, tax assessments or unusual forward or long-term commitments), or any unrealized or anticipated loss, which in the aggregate then were Material to the Acquired Business and required to be reflected in those Financial Statements or in the notes related thereto in accordance with GAAP which were not so reflected.

            (ii) Since the Current Balance Sheet Date, no change has occurred in the business, operations, properties or assets, liabilities, condition (financial or other) or results of operations of the Company or any Company Subsidiary that could reasonably be expected, either alone or together with all other such changes, to have a Material Adverse Effect.

            (b) DISCLOSURE. (i) As of the date hereof, all Information that has been furnished to INVATEC by or on behalf of the Company prior to the date of this Agreement in connection with the transactions contemplated hereby is, taken together, true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which those statements were made.

            (ii) All Information that is furnished to INVATEC after the date hereof from time to time prior to the Effective Time by or on behalf of the Company in connection with or pursuant to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby will be, when made available and taken together, true and correct in all material respects (other than financial budgets and projections) and will not contain any untrue statement of a material

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fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which those statements are made.

            Section 2.15. COMPLIANCE WITH LAWS. (a) Except as disclosed in
Section 2.15 of the Disclosure Statement: (i) each of the Company and the Company Subsidiaries possesses, or, if required by the applicable Environmental Laws (including those relating to the maintenance, repair or servicing of industrial valves or other process-system components or equipment containing volatile organic compounds, hazardous air pollutants or Solid Wastes, Hazardous Wastes or Hazardous Substances), one or more of its employees as required by those Environmental Laws possesses, all necessary certifications and licenses and similar Governmental Approvals required for the conduct of its business; and
(ii) each of the Company and the Company Subsidiaries and such one or more of its employees are in compliance in all material respects with the terms and conditions of all Governmental Approvals necessary for the ownership or lease and the operation of its properties (including all the facilities and sites it owns or holds under any lease) and the carrying on of its business as now conducted. The Company has provided INVATEC with a complete written list of all the Governmental Approvals so possessed (other than permits for particular jobs for customers at their facilities). All the Governmental Approvals so listed are valid and in full force and effect, and, except as disclosed in Section 2.15 of the Disclosure Statement, neither the Company nor any Company Subsidiary has received, nor to the knowledge of any Stockholder has any employee of either received, any notice from any Governmental Authority of its intention to cancel, terminate or not renew any of those Governmental Approvals.

            (b) Except as disclosed in Section 2.15 of the Disclosure Statement, each of the Company and the Company Subsidiaries: (i) has been and continues to be in compliance in all material respects with all Governmental Requirements applicable to it or any of its presently or previously owned or operated properties (including all the facilities and sites now or previously owned or held by it under any lease), businesses or operations, including all applicable Governmental Requirements under ERISA and Environmental Laws; and (ii)(A) neither the Company nor any Company Subsidiary has received, nor to the knowledge of the Company has any employee of either received, any notice from any Governmental Authority which asserts, or raises the possibility of assertion of, any noncompliance with any of those Governmental Requirements and, (B) to the knowledge of each of the Company, the Company Subsidiaries and the Stockholders, no condition or state of facts exists which would provide a valid basis for any such assertion.

            Section 2.16. CERTAIN ENVIRONMENTAL MATTERS. Except as disclosed in
Section 2.16 of the Disclosure Statement: (a) to the knowledge of the Company, the Company and each Company Subsidiary have complied, and remain in compliance, in all material respects with the provisions of all Environmental Laws applicable to any of them or any of their respective presently owned or operated facilities, sites or other properties, businesses and operations and which relate to the reporting by the Company and each Company Subsidiary of all sites presently owned or operated by any of them where Solid Wastes, Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (b) no release (as defined in those Environmental Laws) at, from, in or on any site owned or operated by the Company or any Company Subsidiary has occurred which, if all relevant facts were known to the relevant Governmental Authorities, reasonably could be expected to require remediation to avoid deed record notices, restrictions, liabilities or other consequences that would not be applicable if that release had not occurred; (c) neither the Company nor any Company Subsidiary (or any agent or contractor of either) has transported or arranged for the transportation of any Solid Wastes, Hazardous Wastes or Hazardous

Substances to, or disposed or arranged for the disposition of any Solid Wastes, Hazardous Wastes or Hazardous Substances at, any off-site location that could lead to any claim against the Company, any Company Subsidiary, INVATEC or any Subsidiary of INVATEC, as a potentially responsible party or otherwise, for any clean-up costs, remedial work, damage to natural resources, personal injury or property damage, including any claim under CERCLA; and (d) no storage tanks exist on or under any of the properties owned or operated by the Company or any Company Subsidiary from which any Solid Wastes, Hazardous Wastes or Hazardous Substances have been released into the surrounding environment. The Company has provided INVATEC with copies (or if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews and other analyses conducted by or on behalf, or which otherwise are in the actual or constructive possession, of the Company or any Company Subsidiary respecting any facility, site or other property presently owned or operated by the Company and each Company Subsidiary.

            Section 2.17. LIABILITIES AND OBLIGATIONS. Section 2.17 of the Disclosure Statement lists or describes all present liabilities, of every kind, character and description and whether accrued, absolute, fixed, contingent or otherwise, of each of the Company and the Company Subsidiaries which (a) exceed or reasonably could be expected to exceed $10,000 and (b) (i) had been incurred prior to the Current Balance Sheet Date, but are not reflected on the Current Balance Sheet, or (ii) were incurred after the Current Balance Sheet Date otherwise than in the ordinary course of business, and consistent with the past practice, of that Entity. That Section also lists and describes, for each of the Company and the Company Subsidiaries: (a) each of its outstanding secured and unsecured Guaranties not constituting its Indebtedness and, for each of those Guaranties, whether any Stockholder or Related Person or Affiliate of any Stockholder is a Person whose obligation is covered by that Guaranty, and (b) for each of the items listed under clause (a) of this sentence, (i) if that item is secured by any property or asset of the Company or any Company Subsidiary, the nature of that security, and (ii) if that item is covered in whole or in part by a Guaranty of any Stockholder or any Related Person or Affiliate of any Stockholder, the name of the guarantor.

            Section 2.18. RECEIVABLES. Except as set forth in Section 2.18 of the Disclosure Statement, all the accounts and notes or other advances receivable of the Company and the Company Subsidiaries reflected on the Current Balance Sheet were collected, or are valid and enforceable claims arising in the ordinary course of business and, in the good faith belief of the Company's management, collectible, in the aggregate respective amounts so reflected, net of the reserves, if any, reflected in the Current Balance Sheet.

            Section 2.19. OWNED AND LEASED REAL PROPERTIES. (a) Section 2.19 of the Disclosure Statement lists and correctly describes in all material respects:
(i) all real properties owned by any of the Company and the Company Subsidiaries and, for each of those properties, the address thereof, the type and approximate square footage of each structure located thereon and the use thereof in the business of the Company and the Company Subsidiaries; (ii) all real properties of which any of the Company and the Company Subsidiaries is the lessee and, for each of those properties, the address thereof, the type and approximate square footage of each structure located thereon the Company or a Company Subsidiary is leasing and the expiration date of its lease and the use thereof in the business of the Company and the Company Subsidiaries; and (iii) in the case of each real property listed as being owned, whether it was previously owned, and in the case of each real property listed as being leased, whether it is presently owned, by any Stockholder or any of his Related Persons or Affiliates (other than the Company or the Company Subsidiaries, if the Stockholder is an Affiliate of the Company).

            (b) The Company has provided INVATEC with true, complete and correct copies of all title reports and insurance policies relating to any of the real properties listed as being owned or leased in Section 2.19 of the Disclosure Statement. Except as set forth in that Section or those reports and policies, and except for Permitted Liens, the Company or a Company Subsidiary owns in fee, and has good, valid and marketable title to, free and clear of all Liens, each property listed in that Section as being owned.

            (c) The Company has provided INVATEC with true, correct and complete copies of all leases under which the Company or a Company Subsidiary is leasing each of the properties listed in Section 2.19 of the Disclosure Statement as being leased and, except as set forth in Section 2.19 of the Disclosure Statement, (i) each of those leases is, to the knowledge of the Company, valid and binding on the lessor party thereto, and (ii) the lessee party thereto has not sublet any of the leased space to any Person other than the Company or a Company Subsidiary.

            (d) The fixed assets of each of the Company and the Company Subsidiaries are affixed only to one or more of the real properties listed in
Section 2.19 of the Disclosure Statement and, except as set forth in that Section, are well-maintained and adequate for the purposes for which they presently are being used or held for use, ordinary wear and tear excepted.

            Section 2.20. OTHER TANGIBLE ASSETS. (a) Section 2.20 of the Disclosure Statement discloses all leases, including Capital Leases, that are Material to the Company under which the Company or a Company Subsidiary is leasing its property, plant and equipment and other tangible assets other than real properties. Except as set forth in that Section, (i) each of those leases is, to the knowledge of the Company, valid and binding on the lessor party thereto and (ii) the lessee party thereto has not sublet any of the leased property to any Person other than the Company or a Company Subsidiary.

            (b) Except as set forth in Section 2.20 of the Disclosure Statement, all the property, plant and equipment of the Company and the Company Subsidiaries are in good working order and condition, ordinary wear and tear excepted, and adequate for the purposes for which they presently are being used or held for use.

            Section 2.21. PROPRIETARY RIGHTS. Except as set forth in Section
2.21 of the Disclosure Statement, each of the Company and the Company Subsidiaries owns, free and clear of all Liens other than Permitted Liens, or has the legal right to use all Proprietary Rights that are necessary to the conduct of its business as now conducted, in each case free of any claims or infringements known to the Company or any Stockholder. Section 2.21 of the Disclosure Statement (a) lists these Proprietary Rights and (b) indicates those owned by the Company or any Company Subsidiary and, for those not listed as so owned, the agreement or other arrangement pursuant to which they are possessed. Except as set forth in that Section, (a) no consent of any Person will be required for the use of any of these Proprietary Rights by INVATEC or any Subsidiary of INVATEC following the Effective Time and (b) no governmental registration of any of these Proprietary Rights has lapsed or expired or been canceled, abandoned, opposed or the subject of any reexamination request.

            Section 2.22. RELATIONS WITH GOVERNMENTS, ETC. Neither the Company nor any Company Subsidiary has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office which would cause the Company or any

Company Subsidiary to be in violation of the Foreign Corrupt Practices Act of 1977 or any Governmental Requirement to a similar effect.

            Section 2.23. COMMITMENTS. (a) Except as set forth in Section 2.23 of the Disclosure Statement, the Company has provided INVATEC with a complete list of, or made available to INVATEC copies of, each of the following (each a "Company Commitment") to which any of the Company and the Company Subsidiaries is a party or by which any of its properties is bound and which presently remains executory in whole or in any part:

            (i)   each partnership, joint venture or cost sharing agreement;

            (ii) each guaranty or suretyship, indemnification or contribution agreement or performance bond;

            (iii) each instrument, agreement or other obligation evidencing or relating to Indebtedness of any of the Company and the Company Subsidiaries or to money lent or to be lent to another Person involving more than $25,000;

            (iv) each contract to purchase or sell real property;

            (v) each agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any 12-month period in excess of $10,000 and which is not terminable without penalty and on no more than 30 days' prior notice;

            (vi) each agreement for the acquisition or provision of services, supplies, equipment, inventory, fixtures or other property involving more than $25,000 in the aggregate;

            (vi) each Related Party Agreement involving total payments within any 12-month period in excess of $10,000 and which is not terminable without penalty on no more than 30 days' prior notice;

            (vii) each contract containing any noncompetition agreement, covenant or undertaking;

            (viii)each agreement providing for the purchase from a supplier of all or substantially all the requirements of the Company or any Company Subsidiary a particular product or service; or

            (ix) each other agreement or commitment not made in the ordinary course of business which is Material to the Acquired Business.

True, correct and complete copies of all written Company Commitments have heretofore been delivered or made available to INVATEC. Except as set forth in
Section 2.23 of the Disclosure Statement: (i) there are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults or events of default under any Company Commitment Material to the Company by any of the Company and the Company Subsidiaries or, to the knowledge of the Company, any other party thereto; and (ii) no penalties have been incurred, nor are amendments pending, with respect to the Company Commitments Material to the Acquired Business. The Company Commitments are in full force and effect and are valid and enforceable obligations of the Company or the Company Subsidiaries parties thereto and, to the knowledge of the Company, the other parties thereto in accordance with their respective terms, except as that enforceability may be
(A) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (B) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law), and no defenses, off-sets or counterclaims have been asserted or, to the knowledge of the Company, may be made by any party thereto (other than by the Company or a Company Subsidiary), nor has the Company or a Company Subsidiary, as the case may be, waived any rights thereunder, except as described in Section 2.23 of the Disclosure Statement.

            (b) Except as disclosed in Section 2.23 of the Disclosure Statement or contemplated hereby or by any other Transaction Document to which the Company or any Company Subsidiary or Stockholder is a party, neither the Company nor any Company Subsidiary or Stockholder has knowledge of any plan or intention of any other party to any Company Commitment that is Material to the Acquired Business to exercise any right to cancel or terminate that Company Commitment, and neither the Company nor that Company Subsidiary or any Stockholder has knowledge of any condition or state of facts which would justify the exercise of such a right.

            Section 2.24. CAPITAL EXPENDITURES. Section 2.24 of the Disclosure Statement sets forth the total amount of capital expenditures currently budgeted to be incurred by the Company and the Company Subsidiaries in excess of $25,000 in the aggregate during the balance of the Company's current fiscal year.

            Section 2.25. INVENTORIES. Except as set forth in Section 2.25 of the Disclosure Statement: (a) all inventories, net of reserves determined in accordance with GAAP, of each of the Company and the Company Subsidiaries which are classified as such on the Current Balance Sheet are, to the knowledge of the Company, merchantable and salable or usable in the ordinary course of business of the Acquired Business; and (b) the Acquired Business does not depend on any single vendor for its inventories the loss of which could have a Material Adverse Effect.

            Section 2.26. INSURANCE. Except as set forth in Section 2.26 of the Disclosure Statement: (a) the Company has provided INVATEC with: (i) a list as of the Current Balance Sheet Date of all insurance policies then carried by each of the Company and the Company Subsidiaries; (ii) a list of all insurance loss runs and worker's compensation claims received for the most recently ended three policy years; and (iii) true, complete and correct copies of all insurance policies carried by each of the Company and the Company Subsidiaries which are in effect, all of which (A) have been issued by insurers of recognized responsibility and (B) currently are, and will remain without interruption through the IPO Closing Date, in full force and effect; (b) no insurance carried by the Company or any Company Subsidiary has been canceled by the insurer during the past five years, and neither the Company nor any Company Subsidiary has ever been denied coverage; and (c) neither the Company nor any Company Subsidiary or Stockholder has received any notice or other communication from any issuer of any such insurance policy of any material increase in any deductibles, retained amounts or the premiums payable thereunder, and, to the knowledge of the

Company and the Stockholders, no such increase in deductibles, retainages or premiums is threatened.

            Section 2.27. EMPLOYEE MATTERS. (a) CASH COMPENSATION. The Company has provided INVATEC with a complete written list of the names, titles and rates of annual Cash Compensation, at the Current Balance Sheet Date (and the portions thereof attributable to salary or the equivalent, fixed bonuses, discretionary bonuses and other Cash Compensation, respectively) of key employees (including all employees who are officers or directors), nonemployee officers, nonemployee directors and key consultants and independent contractors of each of the Company and the Company Subsidiaries.

            (b) EMPLOYMENT AGREEMENTS. Section 2.27 of the Disclosure Statement lists all Employment Agreements remaining executory in whole or in part on the date hereof, and the Company has provided INVATEC with true, complete and correct copies of all those Employment Agreements. Neither the Company nor any Company Subsidiary is a party to any oral Employment Agreement.

            (c) OTHER COMPENSATION PLANS. Section 2.27 of the Disclosure Statement lists all Other Compensation Plans either remaining executory at the date hereof or to become effective after the date hereof. The Company has provided INVATEC with, or made available to INVATEC, a true, correct and complete copy of each of those Other Compensation Plans that is in writing and an accurate written description of each of those Other Compensation Plans that is not written. Except as set forth in Section 2.27 of the Disclosure Statement, each of the Other Compensation Plans, including each that is a Welfare Plan, may be unilaterally amended or terminated by the Company or any Company Subsidiary without liability to any of them, except as to benefits accrued thereunder prior to that amendment or termination.

            (d) ERISA BENEFIT PLANS. Section 2.27 of the Disclosure Statement
(i) lists each ERISA Pension Benefit Plan (A)(1) the funding requirements of which (under Section 301 of ERISA or Section 412 of the Code) are, or at any time during the six-year period ending on the date hereof were, in whole or in part, the responsibility of the Company or any Company Subsidiary or (2) respecting which the Company or any Company Subsidiary is, or at any time during that period was, a "contributing sponsor" or an "employer" as defined in Sections 4001(a)(13) and 3(5), respectively, of ERISA (each plan described in this clause (A) being a "Company ERISA Pension Plan"), (B) each other ERISA Pension Benefit Plan respecting which an ERISA Affiliate is, or at any time during that period was, such a "contributing sponsor" or "employer" (each plan described in this clause (B) being an "ERISA Affiliate Pension Plan") and (C) each other ERISA Employee Benefit Plan that is being, or at any time during that period was, sponsored, maintained or contributed to by the Company or any Company Subsidiary (each plan described in this clause (C) and each Company ERISA Pension Plan being a "Company ERISA Benefit Plan"), (ii) states the termination date of each Company ERISA Benefit Plan and ERISA Affiliate Pension Plan that has been terminated and (iii) identifies for each ERISA Affiliate Pension Plan the relevant ERISA Affiliates. The Company has provided INVATEC with (i) true, complete and correct copies of (A) each Company ERISA Benefit Plan and ERISA Affiliate Pension Plan, (B) each trust agreement related thereto and (C) all amendments to those plans and trust agreements. Except as set forth in Section 2.27 of the Disclosure Statement, (i) neither the Company nor any Company Subsidiary is, or at any time during the six-year period ended on the date hereof was, a member of any ERISA Group that currently includes, or included when the Company or a Company Subsidiary was a member, among its members any Person other than the Company and the Company Subsidiaries and (ii) no Person is an ERISA Affiliate of the Company or any Company Subsidiary (other than the Company or any Company Subsidiary in the case of any other Company Subsidiary or any Company Subsidiary in the case of the Company, if the Company and the Company Subsidiaries comprise an ERISA Group).

            (e) EMPLOYEE POLICIES AND PROCEDURES. Section 2.27 of the Disclosure Statement lists all Employee Policies and Procedures. The Company has provided INVATEC with a copy of all written Employee Policies and Procedures and a written description of all unwritten Employee Policies and Procedures that in the aggregate are Material to the Company.

            (f) UNWRITTEN AMENDMENTS. Except as described in Section 2.27 of the Disclosure Statement, no unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any of the Employment Agreements, Other Compensation Plans or Employee Policies and Procedures which in the aggregate are Material to the Company.

            (g) LABOR COMPLIANCE. (a)(i) each of the Company and the Company Subsidiaries has been and is in compliance with all applicable Governmental Requirements respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) neither the Company nor any Company Subsidiary is liable for any arrears of wages or penalties for failure to comply with any of the foregoing, and (b) neither the Company nor any Company Subsidiary has engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices. Except as set forth in
Section 2.27 of the Disclosure Statement, there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries before any Governmental Authority (nor, to the knowledge of the Company, does any valid basis therefor exist) or (ii) existing or, to the knowledge of the Company, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company or any of the Company Subsidiaries (nor, to the knowledge of the Company, does any valid basis therefor exist).

            (h) UNIONS. Neither the Company nor any Company Subsidiary or ERISA Affiliate has ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Company and the Company Subsidiaries are represented by any union, labor organization or collective bargaining unit. Except as set forth in Section 2.27 of the Disclosure Statement, to the knowledge of the Company, none of the employees of the Company and the Company Subsidiaries has threatened to organize or join a union, labor organization or collective bargaining unit.

            (i) NO ALIENS. To the knowledge of the Company, all employees of each of the Company and the Company Subsidiaries are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

            (j) CHANGE OF CONTROL BENEFITS. Except as set forth in Section 2.27 of the Disclosure Statement, neither the Company nor any of the Company Subsidiaries is a party to any agreement, or has established any policy, practice or program, requiring it to make a payment or provide any other form of compensation or benefit or vesting rights to any person performing services for the Company or any of the Company Subsidiaries which would not be payable or provided in the absence of this Agreement or the consummation of the transactions contemplated by this Agreement, including any parachute payment under Section 280G of the Code.

            (k) RETIREES. Except as described in Section 2.27 of the Disclosure Statement, neither the Company nor any of the Company Subsidiaries has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code and the applicable parallel provisions of ERISA.

            Section 2.28. COMPLIANCE WITH ERISA, ETC. (a) COMPLIANCE. Each of the Company ERISA Benefit Plans and Other Compensation Plans (each, a "Plan")
(i) is in substantial compliance with all applicable provisions of ERISA, as well as with all other applicable Governmental Requirements, and (ii) has been administered, operated and managed in accordance with its governing documents.

            (b) QUALIFICATION. All Plans that are intended to qualify under
Section 401(a) of the Code (the "Qualified Plans") are so qualified and have been determined by the IRS to be so qualified (or application for determination letters have been timely submitted to the IRS). The Company has provided INVATEC with true, complete and correct copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R, filed with respect to each such Qualified Plan and most recent trustee or custodian report. To the extent that any Qualified Plans have not been amended to comply with applicable Governmental Requirements, the remedial amendment period permitting retroactive amendment of these Qualified Plans has not expired and will not expire within 120 days after the Effective Time. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or Returns) have been timely filed or distributed.

            (c) NO PROHIBITED TRANSACTIONS, ETC. None of the Stockholders, any Plan or the Company or any Company Subsidiary has engaged in any Prohibited Transaction. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(a) of ERISA, and no circumstances exist pursuant to which the Company or any Company Subsidiary could have any direct or indirect liability whatsoever (including being subject to any statutory Lien to secure payment of any such liability), to the PBGC under Title IV of ERISA or to the IRS for any excise tax or penalty with respect to any Plan now or hereafter maintained or contributed to by the Company or any of its ERISA Affiliates. Further:

            (i) there have been no terminations, partial terminations or discontinuances of contributions to any Qualified Plan without a determination by the IRS that such action does not adversely affect the tax-qualified status of that plan;

            (ii)  no Termination Event has occurred;

            (iii) no Reportable Event has occurred with respect to any Plan which was not properly reported;

            (iv) the valuation of assets of any Qualified Plan, as of the Effective Time, shall equal or exceed the actuarial present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under that plan in accordance with the assumptions contained in the regulations of the PBGC governing the funding of terminated defined benefit plans;

            (v) with respect to Plans qualifying as "group health plans" under
      Section 4980B of the Code or Section 607(l) or 609 of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA" or qualified medical child support orders), the Company and each Company Subsidiary and the Stockholders have complied (and at the Effective Time will have complied) in all material respects with all reporting, disclosure, notice, election and other benefit continuation and coverage requirements imposed thereunder as and when applicable to those plans, and neither the Company nor any Company Subsidiary has incurred (or will incur) any direct or indirect liability or is (or will be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the Company, any Company Subsidiary or any Stockholder, at any time prior to the Effective Time, to comply with any such federal or state benefit continuation or coverage requirement, which is capable of being assessed or asserted before or after the Effective Time directly or indirectly against the Company, any Company Subsidiary, any Stockholder, INVATEC or any Subsidiary of INVATEC with respect to any of those group health plans;

            (vi) the Financial Statements as of the Current Balance Sheet Date reflect the approximate total pension, medical and other benefit liability for all Plans, and no material funding changes or irregularities are reflected thereon which would cause those Financial Statements to be not representative of prior periods; and

            (vii) neither the Company nor any Company Subsidiary has incurred liability under Section 4062 of ERISA.

            (d) MULTIEMPLOYER PLANS. Except as set forth in Section 2.28 of the Disclosure Statement, neither the Company nor any Company Subsidiary, and no ERISA Affiliate of any of them, is, or at any time during the six-year period ended on the date hereof was, obligated to contribute to a Multiemployer Plan. Neither the Company nor any Company Subsidiary, and no ERISA Affiliate of any of them, has made a complete or partial withdrawal from a Multiemployer Plan so as to incur withdrawal liability as defined in Section 4201 of ERISA. Section 2.28 of the Disclosure Statement lists for each Multiemployer Plan the Company's best estimate of the amount of withdrawal liability that would be incurred if the Company and each of the its ERISA Affiliates were to make a complete withdrawal from such Multiemployer Plan as of the Effective Time. Except as set forth in that Section, the aggregate amount of such withdrawal liability if the Company and each of its ERISA Affiliates were to make a complete withdrawal from each such Multiemployer Plan would not exceed $25,000.

            (e) CLAIMS AND LITIGATION. Except as set forth in Section 2.28 of the Disclosure Statement, no Litigation or claims (other than routine claims for benefits) are pending or, to the knowledge of the Company, threatened against, or with respect to, any of the Plans or with respect to any fiduciary, administrator or sponsor thereof (in their capacities as such), or any party-in-interest thereof.

            (f) EXCISE TAXES, DAMAGES AND PENALTIES. No act, omission or transaction has occurred which would result in the imposition on the Company or any Company Subsidiary of (i) breach of fiduciary duty liability damages under
Section 409 of ERISA, (ii) a civil penalty assessed pursuant to subsection (c),
(i) or (l) of Section 502 of ERISA or (iii) any excise tax under applicable provisions of the Code with respect to any Plan.

            (g) VEBA WELFARE TRUST. Any trust funding a Plan, which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of that section and has received a favorable determination letter from the IRS regarding that exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect that exempt status.

            Section 2.29. TAXES. (a) Each of the following representations and warranties in this Section 2.29 is qualified to the extent set forth in Section
2.29 of the Disclosure Statement.

            (b) All Returns required to be filed with respect to any Tax for which any of the Company and the Company Subsidiaries is liable have been duly and timely filed with the appropriate Taxing Authority, each such Return is true, correct and complete in all respects Material to the Company (and, in the case of a Return filed by a Company Subsidiary, the Company Subsidiary), each Tax shown to be payable on each such Return has been paid, each Tax payable by the Company or a Company Subsidiary by assessment has been timely paid in the amount assessed and adequate reserves have been established on the consolidated books of the Company and the Company Subsidiaries for all Taxes for which any of the Company and the Company Subsidiaries is liable, but the payment of which is not yet due. Neither the Company nor any Company Subsidiary is, or ever has been, liable for any Tax payable by reason of the income or property of a Person other than the Company or a Company Subsidiary. Each of the Company and the Company Subsidiaries has timely filed true, correct and complete declarations of estimated Tax in each jurisdiction in which any such declaration is required to be filed by it. No Liens for Taxes exist upon the assets of the Company or any Company Subsidiary except Liens for Taxes which are not yet due. Neither the Company nor any Company Subsidiary is, or ever has been, subject to Tax in any jurisdiction outside of the United States. No Litigation with respect to any Tax for which the Company or any Company Subsidiary is asserted to be liable is pending or, to the knowledge of the Company or any Stockholder, threatened and no basis which the Company or any Stockholder believes to be valid exists on which any claim for any such Tax can be asserted against the Company or any Company Subsidiary. There are no requests for rulings or determinations in respect of any Taxes pending between the Company or any Company Subsidiary and any Taxing Authority. No extension of any period during which any Tax may be assessed or collected and for which the Company or any Company Subsidiary is or may be liable has been granted to any Taxing Authority. Neither the Company nor any Company Subsidiary is or has been a party to any tax allocation or sharing agreement. All amounts required to be withheld by any of the Company and the Company Subsidiaries and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper Taxing Authority. The Company and each Company Subsidiary have made all deposits required by law to be made with respect to employees' withholding and other employment taxes.

            (c) Neither the Company or any Company Subsidiary nor any Stockholder is a "foreign person," as that term is referred to in Section 1445(f)(3) of the Code.

            (d) The Company has not filed a consent pursuant to Section 341(f) of the Code or any comparable provision of any other tax statute and has not agreed to have Section 341(f)(2) of the Code or any comparable provision of any other tax statute apply to any disposition of an asset. The Company has not made, is not obligated to make and is not a party to any agreement that could require it to make any payment that is not deductible under Section 280G of the Code. No asset of the Company or of any Company Subsidiary is subject to any provision of applicable law which eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of its type. No accounting method changes of the Company or of any Company Subsidiary exist or are proposed or threatened which could give rise to an adjustment under Section 481 of the Code. If the Company or any predecessor corporation at any time has filed an election to be an S corporation, within the meaning of Section 1361(a)(1) of the Code or any predecessor provision or comparable provisions of state laws, the Company and any predecessor corporation have at all times met all requirements for such election, and such election has at all times been and is presently valid and in full force and effect.

            Section 2.30. GOVERNMENT CONTRACTS. Except as set forth in Section
2.30 of the Disclosure Statement, neither the Company nor any Company Subsidiary is a party to any governmental contract subject to price redetermination or renegotiation.

            Section 2.31. ABSENCE OF CHANGES. Since the Current Balance Sheet Date, except as set forth in Section 2.31 of the Disclosure Statement, none of the following has occurred with respect to the Company or any Company
Subsidiary:

            (a) any circumstance, condition, event or state of facts (either singly or in the aggregate), other than conditions generally affecting Valve Repair and Distribution Services Business, which has caused, is causing or will cause a Material Adverse Effect;

            (b) any change in its authorized Capital Stock or in any of its outstanding Capital Stock or Derivative Securities;

            (c) any Restricted Payment, except any declaration or payment of dividends by any Company Subsidiary solely to the Company;

            (d) any increase in, or any commitment or promise to increase, the rates of Cash Compensation as of the date hereof, or the amounts or other benefits paid or payable under any Company ERISA Pension Benefit Plan or Other Compensation Plan, except for ordinary and customary bonuses and salary increases for employees (other than the Stockholders or their Immediate Family Members) at the times and in the amounts consistent with its past practice;

            (e) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that will have a Material Adverse Effect on the Surviving Corporation following the Effective Time;

            (f) any distribution, sale or transfer of, or any Company Commitment to distribute, sell or transfer, any of its assets or properties of any kind which singly is or in the aggregate are Material to the Acquired Business, other than distributions, sales or transfers in the ordinary course of its business and consistent with its past practices to Persons other than the Stockholders and their Immediate Family Members and Affiliates;

            (g) any cancellation, or agreement to cancel, any Indebtedness, obligation or other liability owing to it, including any Indebtedness, obligation or other liability of any Stockholder or any Related Person or Affiliate thereof, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, if all those adjustments are included in the Supplemental Information provided INVATEC pursuant to Section 4.07;

            (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any Person to the transfer and assignment of any such assets, property or rights;

            (i) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of its business consistent with its past practices;

            (j) any waiver of any of its rights or claims that singly is or in the aggregate are Material to the Acquired Business;

            (k) any transaction by it outside the ordinary course of its business or not consistent with its past practices;

            (l) any incurrence by it of any Indebtedness or any Guaranty not constituting its Indebtedness, or any Company Commitment to incur any Indebtedness or any such Guaranty;

            (m) any investment in the Capital Stock, Derivative Securities or Indebtedness of any Person other than a Permitted Investment;

            (n) except in accordance with the Company's consolidated capital expenditure budget for the Company's current fiscal year, any capital expenditure or series of related capital expenditures by the Company and the Company Subsidiaries collectively in excess of $25,000, or commitments by the Company and the Company Subsidiaries to make capital expenditures totaling in excess of $25,000; or

            (o) any cancellation or termination of a Material Agreement of the Acquired Business.

            Section 2.32. BANK RELATIONS; POWERS OF ATTORNEY. The Company has provided INVATEC with an accurate, complete written statement setting forth:

            (a) the name of each financial institution in which the Company or any Company Subsidiary has borrowing or investment arrangements, deposit or checking accounts or safe deposit boxes;

            (b) the types of those arrangements and accounts, including, as applicable, names in which accounts or boxes are held, the account or box numbers and the name of each Person authorized to draw thereon or have access thereto; and

            (c) the name of each Person holding a general or special power of attorney from the Company or any Company Subsidiary and a description of the terms of each such power.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF INVATEC AND NEWCO

            INVATEC and Newco jointly and severally represent and warrant to the Company and each Stockholder that all the following representations and warranties in this Article III are as of the date of this Agreement, and will be on the Closing Date and immediately prior to the Effective Time, true and correct:

            Section 3.01. ORGANIZATION; POWER. Each of INVATEC and Newco is a corporation duly organized, validly existing and in good standing under the laws of its Organization State, and each of INVATEC and Newco has all requisite corporate power and authority under the laws of its Organization State and its Charter Documents to own or lease and to operate its properties presently and following the Effective Time and to carry on its business as now conducted and as proposed to be conducted following the Effective Time.

            Section 3.02. AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS; REQUIRED CONSENTS. (a) The execution, delivery and performance by each of INVATEC and Newco of this Agreement and each other Transaction Document to which it is a party, and the effectuation of the Acquisition and the other transactions contemplated hereby and thereby, are within its corporate power under its Charter Documents and the applicable Governmental Requirements of its Organization State and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and the applicable Governmental Requirements of its Organization State.

            (b) This Agreement has been, and each of the other Transaction Documents to which either of INVATEC or Newco is a party, when executed and delivered to the other parties thereto (or, in the case of the Certificates of Merger, if any, the applicable Governmental Authorities), will have been, duly executed and delivered by it and is, or when so executed and delivered will be, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

            (c) The execution, delivery and performance in accordance with their respective terms by each of INVATEC and Newco of the Transaction Documents to which it is a party have not and will not (i) violate, breach or constitute a default under (A) the Charter Documents of INVATEC or Newco, (B) any Governmental Requirement applicable to INVATEC or Newco or (C) any Material Agreement of INVATEC or Newco, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of INVATEC or

Newco or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require INVATEC or Newco to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of INVATEC or Newco (or upon any revenues, income or profits of either INVATEC or Newco therefrom), other than negative pledge covenants of INVATEC respecting its assets, or (iv) result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by INVATEC or Newco at the date hereof and necessary for the ownership or lease and the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law.

            (d) Except for (i) the filing of the Certificates of Merger, if any, with the applicable Governmental Authorities, (ii) filings of the Registration Statement under the Securities Act and the SEC order declaring the Registration Statement effective under the Securities Act and (iii) as may be required by the HSR Act or the applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by INVATEC or Newco for the execution, delivery or performance by INVATEC or Newco of the Transaction Documents to which it is a party, the enforcement against INVATEC or Newco, as the case may be, of its obligations thereunder or the effectuation of the Acquisition and the other transactions contemplated thereby.

            Section 3.03. CHARTER DOCUMENTS. INVATEC has delivered to the Company true, complete and correct copies of the Charter Documents of each of INVATEC and Newco. No breach or violation of any Charter Document of either INVATEC or Newco has occurred and is continuing.

            Section 3.04. CAPITAL STOCK OF INVATEC AND NEWCO. (a) Immediately prior to the Effective Time, (i) the authorized Capital Stock of INVATEC will be comprised of (A) 30,000,000 shares of INVATEC Common Stock, $.001 par value per share, and (B) 5,000,000 shares of preferred stock, $.001 par value per share,
(ii) before giving effect to the Acquisition and the merger or other acquisition transactions contemplated by the Other Agreements, (A) the number of shares of INVATEC Common Stock then issued and outstanding will be as set forth in the Registration Statement when it becomes effective under the Securities Act, (B) no shares of the INVATEC preferred stock then will be issued or outstanding and
(C) INVATEC will have reserved for issuance pursuant to compensation plans or the exercise of Derivative Securities the number of shares of INVATEC Common Stock set forth in the Registration Statement when it becomes effective under the Securities Act.

            (b) The authorized Capital Stock of Newco is comprised of 1,000 shares of Newco Common Stock, all of which shares are issued, outstanding and owned, of record and beneficially, by INVATEC.

            (c) All shares of INVATEC Common Stock and Newco Common Stock outstanding immediately prior to the Effective Time, and all shares of INVATEC Common Stock to be issued pursuant to Paragraph 2, when issued, (i) will have been duly authorized and validly issued in accordance with the DGCL and their issuer's Charter Documents and (ii) will be fully paid and nonassessable. None of the shares of INVATEC Common Stock to be issued pursuant to Paragraph 2 will, when issued, have been issued in breach or violation of (i) any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or (ii) the terms of any of its Derivative Securities then outstanding.

            Section 3.05. SUBSIDIARIES. Immediately prior to the IPO Closing Date, (a) INVATEC will have no Subsidiaries other than those listed in Exhibit 21 to the Registration Statement, (b) Newco will have no Subsidiaries and (c) neither INVATEC nor Newco will own, of record or beneficially, directly or indirectly through any Person or otherwise (except pursuant hereto or to the Other Agreements), any Capital Stock or Derivative Securities of any Entity not described in this Section 3.05 as a Subsidiary of INVATEC (in the case of INVATEC) or any Entity (in the case of Newco).

            Section 3.06. COMPLIANCE WITH LAWS; NO LITIGATION. Each of INVATEC and Newco is in compliance with all Governmental Requirements applicable to it (except to the extent that such any noncompliance would not be reasonably anticipated to result in a Material Adverse Event), and no Litigation is pending or, to the knowledge of INVATEC, threatened to which INVATEC or Newco is or may become a party which (a) questions or involves the validity or enforceability of any obligation of INVATEC or Newco under any Transaction Document, (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay consummation by INVATEC or Newco of the transactions contemplated by this Agreement to be consummated by INVATEC or Newco, as the case may be, or (ii) damages from INVATEC or Newco in connection with any such consummation.

            Section 3.07. NO BROKERS. Except as set forth on Schedule 3.07, INVATEC has not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder or agent or
(b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

                                  ARTICLE IV

                   COVENANTS EXTENDING TO THE EFFECTIVE TIME

            Section 4.01. ACCESS AND COOPERATION; DUE DILIGENCE. (a) From the date hereof and until the Effective Time, the Company will (i) afford to the Representatives of INVATEC and each Other Acquired Business reasonable access to all the key employees, sites, properties, books and records of each of the Company and the Company Subsidiaries, (ii) provide INVATEC with such additional financial and operating data and other information relating to the business and properties of each of the Company and the Company Subsidiaries as INVATEC or any Other Acquired Business may from time to time reasonably request and (iii) cooperate with INVATEC and each Other Acquired Business and their respective Representatives in the preparation of any documents or other material that may be required in connection with any Transaction Documents or any Other Transaction Documents. Each Stockholder and the Company will treat all Confidential Information obtained by them in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to each Other Acquired Business as confidential in accordance with the provisions of Section 10.01. In addition, INVATEC will cause each Other Acquired Business to enter into a provision similar to this Section 4.01 in order to require each Other Acquired Business to keep confidential any Confidential Information respecting any of the Company and the Company Subsidiaries obtained by that Other Acquired Business.

            (b) Each of the Company and the Stockholders will use its best efforts to secure, as soon as practicable after the date hereof, all approvals or consents of third Persons as may be necessary to consummate the transactions contemplated hereby.

            (c) From the date hereof and until the Effective Time, INVATEC and Newco will (i) afford to the Representatives of the Company and the Stockholders access to all sites, properties, books and records of INVATEC and Newco, (ii) provide the Company with such additional financial and operating data and other information relating to the business and properties of INVATEC and Newco as the Company or any Stockholder may from time to time reasonably request and (iii) cooperate with the Company and the Stockholders and their respective Representatives in the preparation of any documents or other material which may be required in connection with any Transaction Documents.

            (d) If this Agreement is terminated pursuant to Section 11.01, INVATEC promptly will return all written Confidential Information of the Company it then possesses to the Company.

            Section 4.02. CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME. From the date hereof and until the Effective Time, the Company will, and will cause each Company Subsidiary to, except as and only to the extent set forth in
Section 4.02 of the Disclosure Statement:

            (a) carry on its businesses in substantially the same manner as it has heretofore and not introduce any new methods of management, operation or accounting that in the aggregate are Material to the Company;

            (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

            (c) perform all its obligations under agreements relating to or affecting its assets, properties and other rights;

            (d) keep in full force and effect without interruption all its present insurance policies or other comparable insurance coverage;

            (e) use reasonable commercial efforts to (i) maintain and preserve its business organization intact, (ii) retain its present employees and
      (iii) maintain its relationships with suppliers, customers and others having business relations with it;

            (f)   comply with all applicable Governmental Requirements; and

            (g) except as required or expressly permitted by this Agreement, maintain the instruments and agreements governing its outstanding Indebtedness and leases on their present terms and not enter into new or amended Indebtedness or lease instruments or agreements involving amounts over $10,000 in any single case or $100,000 in the aggregate, without the prior written consent of INVATEC (which consent will not be unreasonably withheld).

            Section 4.03. PROHIBITED ACTIVITIES. From the date hereof and until the Effective Time, without the prior written consent of INVATEC or unless as required or expressly permitted by this Agreement, the Company will not, and will not permit any Company Subsidiary to, except as and only to the extent set forth in Section 4.03 of the Disclosure Statement:

            (a)   make any change in its Charter Documents;

            (b) issue any of its Capital Stock or issue or otherwise create any of its Derivative Securities;

            (c)   make any Restricted Payment;

            (d) make any investments (other than Permitted Investments) in the Capital Stock, Derivative Securities or Indebtedness of any Person;

            (e) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in a single transaction or a series of related transactions involving an aggregate amount of more than $25,000 otherwise than in the ordinary course of its business and consistent with its past practice;

            (f) increase or commit or promise to increase the Cash Compensation payable or to become payable to any officer, director, stockholder, employee or agent, consultant or independent contractor of any of the Company and the Company Subsidiaries or make any discretionary bonus or management fee payment to any such Person, except bonuses or salary increases to employees (other than the Stockholders or their Immediate Family Members) at the times and in the amounts consistent with its past practice;

            (g) create, assume or permit to be created or imposed any Liens (other than Permitted Liens) upon any of its assets or properties, whether now owned or hereafter acquired, except for purchase money Liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $25,000 and necessary or desirable for the conduct of the business of any of the Company and the Company Subsidiaries;

            (h) (i) adopt, establish, amend or terminate any ERISA Employee Benefit Plan, or any Other Compensation Plan or Employee Policies and Procedures or (ii) take any discretionary action, or omit to take any contractually required action, if that action or omission could either (A) deplete the assets of any ERISA Employee Benefit Plan or any Other Compensation Plan or (B) increase the liabilities or obligations under any such plan;

            (i) sell, assign, lease or otherwise transfer or dispose of any of its owned or leased property or equipment otherwise than in the ordinary course of its business and consistent with its past practice;

            (j) negotiate for the acquisition of any business or the start-up of any new business;

            (k) merge, consolidate or effect a share exchange with, or agree to merge, consolidate or effect a share exchange with, any other Entity;

            (l) waive any of its rights or claims that in the aggregate are Material to the Acquired Business, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, but such adjustments will not be deemed to be included in Section 4.07 of the Disclosure Statement unless specifically listed in the Supplemental Information;

            (m) commit breaches that in the aggregate are Material to the Company of or amend or terminate any Material Agreement of the Company or any of its Governmental Approvals; or

            (n) enter into any other transaction (i) outside the ordinary course of its business, (ii) inconsistent with its past practice or (iii) prohibited hereby.

            Section 4.04. NO SHOP; RELEASE OF DIRECTORS. (a) Each of the Company and the Stockholders agrees that, from the date hereof and until the first to occur of the Effective Time or the termination of this Agreement in accordance with Article XI, neither the Company nor any Stockholder, nor any of their respective officers and directors shall, and the Company and each Stockholder will direct and use their best efforts to cause each of their respective Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to the Stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company (any such proposal or offer being an "Acquisition Proposal") or engage in any activities, discussions or negotiations concerning, or provide any Confidential Information respecting, the Acquired Business, any Other Acquired Business or INVATEC to, or have any discussions with, any Person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company and each Stockholder will: (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and each will take the steps necessary to inform the Persons referred to in the first sentence of this Section 4.04(a) of the obligations undertaken in this Section 4.04(a); and (ii) notify INVATEC immediately if any such inquiries or proposals are received by, any such information is requested from or any such discussions or negotiations are sought to be initiated or continued with the Company or any Stockholder.

            (b) Each of the Company and the Stockholders hereby (i) waives every right, if any, the Governmental Requirements of the Company's Organization State afford the Company or Stockholders to require the Company's directors (or their equivalents if the Company is not a corporation), in the exercise of their fiduciary duties in their capacity as such, to engage in any of the activities prohibited by this Section 4.04 and (ii) releases each such person from any and all liability he might otherwise have to the Company or any Stockholders but for this release.

            Section 4.05. NOTICE TO BARGAINING AGENTS. Prior to the IPO Closing Date, the Company will (a) satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements and (b) provide INVATEC with proof that any required notice has been sent.

            Section 4.06. NOTIFICATION OF CERTAIN MATTERS. The Stockholders and the Company shall give prompt notice to INVATEC of (a) the existence or occurrence of each condition or state of facts which will or reasonably could be expected to cause any representation or warranty of the Company or any Stockholder contained herein to be untrue or incorrect in any material respect at or prior to the Closing or on the IPO Closing Date and (b) any material failure of any Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by that Person hereunder. INVATEC shall give prompt notice to the Company of (a) the existence or occurrence of each condition or state of facts which will or reasonably could be expected to cause any representation or warranty of INVATEC or Newco contained herein to be untrue or inaccurate at or prior to the Closing or on the IPO Closing Date and (b) any material failure of INVATEC or Newco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 4.06 shall not be deemed to (a) modify the representations or warranties herein of the party delivering that notice, or any other party, which modification may be made only pursuant to Section 4.07, (b) modify the conditions set forth or referred to in Article V or (c) limit or otherwise affect the remedies available hereunder to the party receiving that notice.

            Section 4.07. SUPPLEMENTAL INFORMATION. Each of the Company and the Stockholders agrees that, with respect to the representations and warranties of that party contained in this Agreement, that party will have the continuing obligation (except to the extent otherwise provided in Section 4.07) until the Effective Time to provide INVATEC promptly with such additional supplemental Information (collectively, the "Supplemental Information"), in the form of (a) amendments to then existing Schedules or Sections of the Disclosure Statement or
(b) additional Schedules or Sections of the Disclosure Statement, as would be necessary, in the light of the circumstances, conditions, events and states of facts then known to the Company or any Stockholder, to make each of those representations and warranties true and correct as of the Closing and on the IPO Closing Date. For purposes only of determining whether the conditions to the obligations of INVATEC and Newco which are specified in Section 5.03 have been satisfied, the Schedules and the Disclosure Statement as of the Closing and on the IPO Closing Date shall be deemed to be the Schedules and the Disclosure Statement as of the date hereof as amended or supplemented by the Supplemental Information provided to INVATEC prior to the Effective Time pursuant to this
Section 4.07; provided, however, that if the Supplemental Information so provided discloses the existence of circumstances, conditions, events or states of facts which, in any combination thereof, (a) have had a Material Adverse Effect that was not reflected in the determination of the Ceiling Amount or, in the sole judgment of INVATEC (which shall be conclusive for purposes of this Section 4.07 and Article IX, but not for any purpose of Sections 6.05 or 7.06),
(b) are having or will have a Material Adverse Effect, INVATEC will be entitled to terminate this Agreement pursuant to Section 11.01(a)(iv); and provided, further, that if INVATEC is entitled to terminate this Agreement pursuant to
Section 11.01(a)(iv), but elects not to do so, it will be entitled to treat as INVATEC Indemnified Losses or INVATEC Unindemnified Losses (which treatment will not prejudice the right of any Stockholder under Section 6.05 or Article VII, as applicable, to contest Damage Claims made by INVATEC in respect of those INVATEC Indemnified Losses or INVATEC Unindemnified Losses), as applicable, all Damages to the Acquired Business which are attributable to the circumstances, conditions, events and states of facts first disclosed herein after the date hereof in the Supplemental Information. INVATEC will provide the Company with copies of the Registration Statement, including all pre-effective amendments thereto, promptly after the filing thereof with the SEC under the Securities Act.

            Section 4.08. COOPERATION IN CONNECTION WITH THE IPO. The Company and the Stockholders will (a) provide INVATEC and the Underwriter with all the Information concerning the Company or any of the Stockholders which is reasonably requested by INVATEC and the Underwriter from time to time in connection with effecting the IPO and
(b) cooperate with INVATEC and the Underwriter and their respective Representatives in the preparation and amendment of the Registration Statement (including the Financial Statements) and in responding to the comments of the SEC staff, if any, with respect thereto, to the extent that any of the foregoing concern or reasonably relate to the Company or any Stockholder. The Company and each Stockholder agree promptly to (a) advise INVATEC if, at any time during the period in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the then current Registration Statement prospectus concerning the Company or the Stockholders becomes incorrect or incomplete in any material respect and (b) provide INVATEC with the information needed to correct or complete that information.

            Section 4.09. ADDITIONAL FINANCIAL STATEMENTS. The Company will furnish to INVATEC:

            (a) as soon as available and in any event within 30 days after the end of each of the Company's fiscal quarters which ends prior to the IPO Pricing Date, an unaudited balance sheet of the Acquired Business as of the end of that fiscal quarter and the related statements of income or operations, cash flows and stockholders' or other owners' equity for that fiscal quarter and for the period of the Company's fiscal year ended with that quarter, in each case (i) setting forth in comparative form the figures for the corresponding portion of the Company's previous fiscal year and (ii) prepared in accordance with GAAP applied on basis consistent (A) throughout the periods indicated (excepting footnotes) and (B) with the basis on which the Initial Financial Statements including the Current Balance Sheet were prepared; and

            (b) if requested by INVATEC in connection with any amendment of the Registration Statement and promptly following any such request, such summary operating or other financial information of the Acquired Business as of the end of either the first or second fiscal month in any of the Company's fiscal quarters as INVATEC may request.

            Section 4.10. TERMINATION OF PLANS. If requested by INVATEC, the Company will, or will cause the applicable Company Subsidiary to, if permitted by all applicable Governmental Requirements to do so, terminate each Plan identified in Section 2.27(c) or (d) of the Disclosure Statement as a "Plan To Be Terminated" prior to the Effective Time.

            Section 4.11. DISPOSITION OF UNWANTED ASSETS. At or prior to the Closing, the Company will make all arrangements and take all such actions as are necessary and satisfactory to INVATEC to dispose, prior to the Effective Time, of those assets of it or of one or more of the Company or the Company Subsidiaries which are listed in Section 4.11 of the Disclosure Statement.

            Section 4.12. HSR ACT MATTERS. If INVATEC shall determine that filings pursuant to and under the HSR Act are necessary or appropriate in connection with the effectuation of the Acquisition or the consummation of the acquisitions contemplated by the Other Agreements, and advises the Company in writing of that determination, the Company promptly will compile and file (or will cause its "ultimate parent entity" (as determined for purposes of the HSR
Act) to file) under the HSR Act such information respecting it as the HSR Act requires of an Entity to be acquired, and the expiration or termination of the applicable waiting period and any extension thereof under the HSR Act shall be deemed a condition precedent set forth in Section 5.01(b).

                                    ARTICLE V

             THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

            Section 5.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. (a) The obligation of each party hereto to take the actions contemplated to be taken by that party at the Closing is subject to the satisfaction on or before the Closing Date of each of the following conditions or waiver pursuant to Section 10.04.

            (i) NO LITIGATION. No Litigation shall be pending on the Closing Date to restrain, prohibit or otherwise interfere with, or to obtain material damages or other relief from INVATEC or any Subsidiary of INVATEC in connection with, the consummation of the Acquisition or the IPO;

            (ii) GOVERNMENTAL APPROVALS. All Governmental Approvals (other than the acceptance for filing of the Certificates of Merger) required to be obtained by any of the Company, INVATEC and any Subsidiary of INVATEC in connection with the consummation of the Acquisition and the IPO shall have been obtained; and

            (iii) THE REGISTRATION STATEMENT. (A) The Registration Statement, as amended to cover the offering, issuance and sale by INVATEC of such number of shares of INVATEC Common Stock at the IPO Price (which need not be set forth in the Registration Statement when it becomes effective under the Securities Act) as shall yield aggregate cash proceeds to INVATEC from that sale (net of the Underwriter's discount or commissions) in at least the amount (the "Minimum Cash Amount") that is sufficient, when added to the funds, if any, available from other sources (if any, and as set forth in the Registration Statement when it becomes effective under the Securities Act) (the "Other Financing Sources") to enable INVATEC to pay or otherwise deliver on the IPO Closing Date (1) the total cash portion of the Acquisition Consideration then to be delivered pursuant to Paragraph 2; (2) the total cash portion of the acquisition consideration then to be delivered pursuant to the Other Agreements as a result of the consummation of the acquisition transactions contemplated thereby and (3) the total amount of Indebtedness of the Company and each Other Acquired Business and INVATEC which the Registration Statement discloses at the time it becomes effective under the Securities Act will be repaid with proceeds received by INVATEC from the IPO and the Other Financing Sources, shall have been declared effective under the Securities Act by the SEC; (B) no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and the SEC shall not have initiated or threatened to initiate Litigation for that purpose; and (C) the Underwriter shall have agreed in writing (the "Underwriting Agreement," which term includes the related pricing agreement, if any) to purchase from INVATEC on a firm commitment basis for resale to the public initially at the IPO Price, subject to the conditions set forth in the Underwriting Agreement, such number of shares of INVATEC Common Stock covered by the Registration Statement as, when multiplied by the price per share of INVATEC Common Stock to be paid by the Underwriter to INVATEC pursuant to the Underwriting Agreement, shall equal at least the Minimum Cash Amount.

            (b) The obligation of each party hereto with respect to the actions to be taken on the IPO Closing Date is subject to the satisfaction on that date of each of the following conditions:

            (i) NO LITIGATION. No Litigation shall be pending on the IPO Closing Date to restrain, prohibit or otherwise interfere with, or to obtain material damages or other relief from INVATEC or any Subsidiary of INVATEC in connection with, the consummation of the Acquisition or the IPO;

            (ii) GOVERNMENTAL APPROVALS. All Governmental Approvals required to be obtained by the Company, INVATEC and Newco in connection with the consummation of the Acquisition and the IPO shall have been obtained;

            (iii) CLOSING OF THE IPO. INVATEC shall have issued and sold shares of INVATEC Common Stock to the Underwriter in accordance with the Underwriting Agreement for initial resale at the IPO Price and received payment therefor in an amount at least equal to the amount by which (A) the Minimum Cash Amount exceeds (B) the aggregate amount of funds actually received on the IPO Closing Date, if any, from any one or more of the Other Financing Sources.

            Section 5.02. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and each Stockholder with respect to actions to be taken by them at or before the Closing Date and the actions to be taken on the IPO Closing Date are subject to the satisfaction, or the written waiver by the Company on behalf of itself and each Stockholder pursuant to
Section 10.04 on or before the Closing Date of (i) all the conditions set forth in Section 5.01(a) and (ii) all the following conditions:

            (A) REPRESENTATIONS AND WARRANTIES. All the representations and warranties of INVATEC and Newco in Article III shall be true and correct as of the Closing as though made at that time;

            (B) DELIVERY OF DOCUMENTS. INVATEC shall have delivered to the Company, with copies for each Stockholder:

                  (1) an INVATEC officer's certificate respecting the
            representations and warranties of INVATEC and Newco in Article III and compliance with the covenants of INVATEC and Newco in Article IV and in the form thereof attached as an exhibit to the Closing Memorandum;

                  (2) opinions dated the IPO Closing Date and addressed to the
            Company and the Stockholders from Counsel for INVATEC and Newco substantially in the forms thereof attached as exhibits to the Closing Memorandum;

                  (3) a certificate of the secretary or any assistant secretary of INVATEC in the form thereof (without attachments thereto) attached as an exhibit to the Closing Memorandum and respecting, and to which is attached: (a) the Charter Documents of each of INVATEC and Newco (certified by the Secretary of State of or other appropriate Governmental Authority of its Organization State in the case of its articles or certificate of incorporation included therein); (b) the resolutions of the boards of directors of INVATEC and Newco respecting the Transaction Documents and the transactions contemplated thereby; (c) a certificate respecting the incumbency and true signatures of the INVATEC and Newco officers who execute the Transaction Documents on behalf of INVATEC and Newco, respectively; (d) a specimen certificate evidencing shares of INVATEC Common Stock; (e) the prospectus included in the Registration Statement when it became effective; and (f) a facsimile copy of the Underwriting Agreement as executed and delivered by INVATEC and the Underwriter;

                  (4) the Registration Rights Agreement duly executed and
            delivered by INVATEC; and

                  (5) for each of INVATEC and Newco, a certificate, dated as of a Current Date, duly issued by the appropriate Governmental Authorities in its Organization State showing it to be in existence or good standing and authorized to do business in that State.

            Section 5.03. CONDITIONS TO THE OBLIGATIONS OF INVATEC AND NEWCO.
(a) The obligations of INVATEC and Newco with respect to actions to be taken by them at or before the Closing are subject to the satisfaction, or the waiver by INVATEC pursuant to Section 10.04, on or before the Closing Date of (i) all the conditions set forth in Section 5.01(a) and (ii) all the following conditions:

            (A) REPRESENTATIONS AND WARRANTIES. All the representations and warranties of the Stockholders and the Company in Articles I and II and in the Special Provisions, if any, shall be true and correct as of the Closing as though made at that time;

            (B) DELIVERY OF DOCUMENTS. The Stockholders and the Company shall have delivered to INVATEC:

                  (1) a Company officer's certificate, signed by a Responsible
            Officer, respecting the representations and warranties of the Stockholders and the Company in Articles I and II and in the Special Provisions, if any, and compliance with the covenants of the Stockholders and the Company in Article IV and in the form thereof attached as an exhibit to the Closing Memorandum;

                  (2) opinions dated the IPO Closing Date and addressed to
            INVATEC from Counsel for the Company and the Stockholders substantially in the form thereof attached as exhibits to the Closing Memorandum;

                  (3) a certificate of the secretary or any assistant secretary of the Company in the form thereof (without attachments thereto) attached as an exhibit to the Closing Memorandum and respecting, and to which is attached: (a) the Charter Documents of the Company; (b) the resolutions of the board of directors of the Company respecting the Transaction Documents and the transactions contemplated thereby; and (c) a certificate respecting the incumbency and true signatures of the Responsible Officers who execute the Transaction Documents on behalf of the Company;

                  (4) from each Stockholder, a certificate to the effect that no withholding is required under Section 1445 of the Code and in the form of thereof attached as an exhibit to the Closing Memorandum with the blanks appropriately filled, duly executed and delivered by that Stockholder;

                  (5) From each officer and director of the Company and each
            Company Subsidiary, if any, a notice of resignation in the form thereof attached as an exhibit to the Closing Memorandum; and

                  (6) for each of the Company and the Company Subsidiaries, a certificate, dated as of a Current Date, duly issued by the appropriate Governmental Authorities in its Organization State and in each other jurisdiction listed for it in Section 2.02 of the Disclosure Statement, showing it to be in good standing and authorized to do business in its Organization State and those other jurisdictions and that all state franchise and/or income tax returns and taxes due by it in its Organization State and those other jurisdictions for all periods prior to the Closing have been filed and paid.

            (b) The obligations of INVATEC and Newco with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of (i) all the conditions set forth in Section 5.01(b), if any, and (ii) the condition that all the representations and warranties of the Stockholders and the Company in Articles I and II and the Special Provisions, if any, shall be true and correct as of the IPO Closing Date as though made on that date.

                                  ARTICLE VI

                    COVENANTS FOLLOWING THE EFFECTIVE TIME

            Section 6.01. DISCLOSURE. If, subsequent to the IPO Pricing Date and prior to the 25th day after the date of the Final Prospectus, any Stockholder becomes aware of any fact or circumstance which would change (or, if after the Effective Time, would have changed) a representation or warranty of the Company or any Stockholder in this Agreement or would affect any document delivered pursuant hereto in any material respect, that Stockholder will promptly give notice of that fact or circumstance to INVATEC.

            Section 6.02. PREPARATION AND FILING OF TAX RETURNS. Each party hereto will, and will cause its Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. This cooperation and information shall include providing copies of all relevant portions of the relevant Returns, together with such accompanying schedules and work papers, documents relating to rulings or other determinations by Taxing Authorities and records concerning the ownership and Tax bases of property as are relevant which a party possesses. Each party will make its employees, if any, reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs attributable to the preparation and filing of those Returns.

            Section 6.03. DIRECTORS. INVATEC will cause such corporate proceedings as on its part will be necessary to cause each of the persons, if any, who are named in the Final Prospectus as persons who will become members of the board of directors of INVATEC following the Effective Time to be appointed to that board when that prospectus so provides.

            Section 6.04. REMOVAL OF GUARANTIES. INVATEC will use its reasonable efforts to ensure that, within 90 days after the Effective Time, either (a) the Stockholder Guaranties, if any, listed in Section 6.04 of the Disclosure Statement are terminated or (b) the Indebtedness to which those Guaranties relate is retired; provided, however, that if INVATEC is unable to effect the termination of any of those Guaranties or the retirement of any of that Indebtedness, INVATEC will indemnify and hold harmless each Stockholder from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys' fees) that such Stockholder may sustain, suffer or incur and that result from or arise out of or relate to that Guaranty or that Indebtedness, as the case may be.

            Section 6.05. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. (a) Notwithstanding any investigation at any time made by or on behalf of any party hereto, the representations and warranties set forth in Articles I, II and III and in any certificate delivered in connection herewith with respect to any of those representations and warranties will survive the closing and the Effective Time until the day that is two years from the Effective Time, whereupon they will terminate and expire, except as follows: (i) the representations and warranties of the Stockholders which relate expressly or by necessary implication to Taxes, ERISA or the Governmental Requirements referred to in clause (iii) of Section 7.02(a) will survive until the expiration of the applicable statutes of limitations (including all periods of extension and tolling); (ii) the representations and warranties of the Stockholders which relate expressly or by necessary implication to the environment or Environmental Laws will survive indefinitely; and (iii) the representations and warranties of the Company will terminate and expire at the Effective Time.

            (b) After a representation and warranty has expired, as provided in
Section 6.05(a), no Damage Claim constituting an INVATEC Indemnified Loss will or may be made or prosecuted through Litigation or otherwise, by any Person who would have been entitled to Damages on the basis of that representation and warranty prior to its termination and expiration, provided that: (i) the amount of that claim, if against any Stockholder, shall be taken into account in determining whether the aggregate amount of all claims against that Stockholder has exceeded that Stockholder's Pro Rata Share of the Threshold Amount for purposes of Section 6.06; and (ii) in the case of each representation and warranty that will terminate and expire as provided in this Section 6.05, no Damage Claim presented in writing for Damages to the Person or Persons from which or whom those damages are sought on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by that termination and expiration.

            Section 6.06. LIMITATIONS ON DAMAGE CLAIMS. (a) In the event INVATEC should have any Damage Claim hereunder following the Effective Time against any Stockholder which does not involve an INVATEC Indemnified Loss (each such Damage Claim not involving an INVATEC Indemnified Loss being an "INVATEC Unindemnified Loss"), that Stockholder will not be liable to INVATEC on account of that INVATEC Unindemnified Loss unless the liability of that Stockholder in respect of that INVATEC Unindemnified Loss, when aggregated with the liability of all Stockholders in respect of the sum of (i) all INVATEC Unindemnified Losses and
(ii) all INVATEC Indemnified Losses under Section 7.02(a), exceeds, and only to the extent the aggregate amount of all those INVATEC Unindemnified Losses and INVATEC Indemnified Losses does exceed, the Threshold Amount. In no event shall
(i) the aggregate joint and several liability of the

Stockholders under this Agreement, including Section 7.02(a), exceed the Ceiling Amount or (ii) the aggregate liability of each Stockholder under this Agreement, including Sections 7.02(a) and 7.02(b), exceed that Stockholder's Pro Rata Share of the Ceiling Amount. For purposes of determining the amount of INVATEC Unindemnified Losses and INVATEC Indemnified Losses, no effect will be given to any resulting Tax benefit to INVATEC or any other INVATEC Indemnified Party.

            (b) In the event any Stockholder should have any Damage Claim hereunder following the Effective Time against INVATEC which does not involve a Stockholder Indemnified Loss (each such Damage Claim not involving a Stockholder Indemnified Loss being a "Stockholder Unindemnified Loss"), INVATEC will not be liable to that Stockholder on account of that Stockholder Unindemnified Loss unless the liability of INVATEC on account of that Stockholder Unindemnified Loss, when aggregated with the liability of INVATEC in respect of the sum of (i) all Stockholder Unindemnified Losses for which it has become liable and (ii) all Stockholder Indemnified Losses for which it has become liable, exceeds, and only to the extent the aggregate amount of all those Stockholder Unindemnified Losses and Stockholder Indemnified Losses does exceed, the Threshold Amount. In no event shall INVATEC be liable under this Agreement, including Section 7.03, for any amount in excess of the Ceiling Amount. For purposes of determining the amount of Stockholder Unindemnified Losses and Stockholder Indemnified Losses, no effect will be given to any resulting Tax benefit to any Stockholder Indemnified Party.

            (c) Neither any INVATEC Unindemnified Loss nor any Stockholder Unindemnified Loss shall include any consequential, exemplary, punitive or treble damage (including any loss of earnings or profits), and INVATEC hereby releases each Stockholder, and each Stockholder hereby releases INVATEC, in each case to the fullest extent permitted by applicable law, from liability for any such excluded Damage.

                                   ARTICLE VII

                                 INDEMNIFICATION

            Section 7.01. IN RESPECT OF REPRESENTATIONS AND WARRANTIES. After a representation and warranty has terminated and expired as provided in Section 6.05, no indemnification will or may be sought pursuant to this Article VII on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article VII to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that: (a) the amount of that claim, if against any Stockholder, shall be taken into account in determining whether the aggregate amount of all claims against that Stockholder has exceeded that Stockholder's Pro Rata Share of the Threshold Amount for purposes of Section 7.06; and (b) in the case of each representation and warranty that will terminate and expire as provided in Section 6.05, no claim presented in writing for indemnification pursuant to this Article VII on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by that termination and expiration.

            Section 7.02. INDEMNIFICATION OF INVATEC INDEMNIFIED PARTIES. (a) Subject to the applicable provisions of Sections 7.01 and 7.06, the Stockholders covenant and agree that they, jointly and severally, will indemnify each INVATEC Indemnified Party against, and hold each INVATEC Indemnified Party harmless from and in respect of, all Third Party Claims that arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of the Stockholders or the Company set forth herein (other than in Article I) or in certificates delivered in connection herewith (other than in respect of certificates relating only to the representations and warranties in Article I), (ii) any nonfulfillment of any joint and several covenant or agreement on the part of the Stockholders or the Company under this Agreement or (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to the Company and the Company Subsidiaries, or any of them, which is (1) provided to INVATEC or its counsel by the Company or the Stockholders and (2) contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, and not corrected by the Stockholder or the Company after the Company or such Stockholder has been given a reasonable opportunity to review such preliminary prospectus or other documentation, or (B) any omission or alleged omission to state therein a material fact relating to the Company and the Company Subsidiaries, or any of them, required to be stated therein or necessary to make the statements therein not misleading, and not provided to INVATEC or its counsel by the Company or the Stockholders after the Company or the Stockholders have been given a reasonable opportunity to review such preliminary prospectus or other documentation or furnish such information (each such Third Party Claim and each Third Party Claim described in Section 7.02(b) being an "INVATEC Indemnified Loss").

            (b) Each Stockholder, severally and not jointly with any other Person, covenants and agrees that he will indemnify each INVATEC Indemnified Party against, and hold each INVATEC Indemnified Party harmless from and in respect of, all Third Party Claims that arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of that Stockholder solely as to that Stockholder set forth in
Article I or in certificates delivered by that Stockholder and relating to those representations and warranties, (ii) any nonfulfillment of any several, and not joint and several, agreement on the part of that Stockholder under this Agreement or (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating solely to that Stockholder which is (1) provided to INVATEC or its counsel by that Stockholder and (2) contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto and not corrected by the Stockholder or the Company after the Company or such Stockholder has been given a reasonable opportunity to review such preliminary prospectus or other documentation, or (B) any omission or alleged omission to state therein a material fact relating solely to that Stockholder required to be stated therein or necessary to make the statements therein not misleading, and not provided to INVATEC or its counsel by that Stockholder after the Company or such Stockholder has been given a reasonable opportunity to review such preliminary prospectus or other documentation or furnish such information.

            Section 7.03. INDEMNIFICATION OF STOCKHOLDER INDEMNIFIED PARTIES. Subject to the provisions of Sections 7.01 and 7.06, INVATEC covenants and agrees that it will indemnify each Stockholder Indemnified Party against, and hold each Stockholder Indemnified Party harmless from and in respect of, all Third Party Claims that arise from, are based on or relate or otherwise are attributable to (i) any breach by INVATEC or Newco of their representations and warranties set forth herein or in their certificates delivered to the Company or the Stockholders in connection herewith, (ii) any nonfulfillment of any covenant or agreement on the part of INVATEC or Newco under this Agreement or (iii) any liability under the Securities Act, the Exchange Act or other applicable

Governmental Requirement which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to INVATEC, any Subsidiary of INVATEC or any of the Other Acquired Businesses contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto (other than matters with respect to which the Stockholders are required to indemnify the INVATEC Indemnified Party under Section 7.02), or (B) any omission or alleged omission to state therein a material fact relating to INVATEC, any Subsidiary of INVATEC or any of the Other Acquired Businesses, or any of them (other than matters with respect to which the Stockholders are required to indemnify the INVATEC Indemnified Party under Section 7.02), required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made (each such Third Party Claim being a "Stockholder Indemnified Loss").

            Section 7.04. CONDITIONS OF INDEMNIFICATION. (a) All claims for indemnification under this Agreement shall be asserted and resolved as follows in this Section 7.04.

            (b) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any Third Party Claim asserted against the Indemnified Party which could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of that claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 7.01, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VII with respect to that Third Party Claim and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

            (c) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 7.04(c) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 7.04(c) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

            (d) If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this Article VII, (B) elects not to defend the Indemnified Party pursuant to Section 7.04(c) or (C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 7.04(c) or (ii) elects to defend the Indemnified Party pursuant to Section 7.04(c) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VII and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this
Section 7.04 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this
Section 7.04(d), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

            (e) Payments of all amounts owing by an Indemnifying Party pursuant to this Article VII relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement in respect of that Third Party Claim.

            Section 7.05. REMEDIES NOT EXCLUSIVE. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against any other party, either at law or in equity.

            Section 7.06. LIMITATIONS ON INDEMNIFICATION. (a) Notwithstanding the provisions of Section 7.02(a), no Stockholder shall be required to indemnify or hold harmless any of the INVATEC Indemnified Parties on account of any INVATEC Indemnified Loss under Section

7.02(a) unless the liability of the Company and the Stockholders in respect of that INVATEC Indemnified Loss, when aggregated with the liability of all Stockholders in respect of the sum of (i) all INVATEC Unindemnified Losses and
(ii) all INVATEC Indemnified Losses under Section 7.02(a), exceeds, and only to the extent the aggregate amount of all those INVATEC Unindemnified Losses and INVATEC Indemnified Losses does exceed, the Threshold Amount. In no event shall
(i) the aggregate joint and several liability of the Stockholders under this Agreement, including Section 7.02(a), exceed the Ceiling Amount or (ii) the aggregate liability of each Stockholder under this Agreement, including Sections 7.02(a) and 7.02(b), exceed that Stockholder's Pro Rata Share of the Ceiling Amount. For purposes of determining the amount of INVATEC Indemnified Losses, no effect will be given to any resulting Tax benefit to any INVATEC Indemnified Party.

            (b) Notwithstanding the provisions of Section 7.03, INVATEC shall not be required to indemnify or hold harmless any of the Stockholder Indemnified Parties on account of any Stockholder Indemnified Loss unless the liability of INVATEC in respect of that Stockholder Indemnified Loss, when aggregated with the liability of INVATEC in respect of the sum of (i) all Stockholder Unindemnified Losses and (ii) all Stockholder Indemnified Losses, exceeds, and only to the extent the aggregate amount of all those Stockholder Unindemnified Losses and Stockholder Indemnified Losses does exceed, the Threshold Amount. In no event shall INVATEC be liable under this Agreement, including Section 7.03, for any amount in excess of the Ceiling Amount. For purposes of determining the amount of Stockholder Indemnified Losses, no effect will be given to any resulting Tax benefit to any Stockholder Indemnified Party.

                                  ARTICLE VIII

                           LIMITATIONS ON COMPETITION

            Section 8.01. PROHIBITED ACTIVITIES. Each Stockholder agrees, severally and not jointly with any other Person, that he will not, during the period beginning on the date hereof and ending on the third anniversary of the Closing Date, directly or indirectly, for any reason, for his own account or on behalf of or together with any other Person:

            (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, or as a sales representative or distributor of any kind, any business selling any products or providing any services in competition with the Acquired Business or INVATEC or any Subsidiary of INVATEC (INVATEC and its Subsidiaries collectively being "INVATEC" for purposes of this Article
      VIII) within any Territory surrounding any service facility in which the Acquired Business was engaged in business on the date hereof or immediately prior to the Effective Date (hereinafter the "Territory").

            (b) call on any natural person who is at that time employed by the Acquired Business or INVATEC in any managerial capacity with the purpose or intent of attracting that person from the employ of the Acquired Business or INVATEC, provided that the Stockholder may call on and hire any Immediate Family Member;

            (c) call on any Person that at that time is, or at any time within one year prior to that time was, a customer of the Acquired Business or INVATEC within any Territory (i) for the purpose of soliciting or selling any product or service in competition with the Acquired

      Business or INVATEC in that Territory and (ii) with the knowledge of that customer relationship; or

            (d) call on any Entity which has been called on by INVATEC in connection with a possible acquisition by INVATEC, with the knowledge of that Entity's status as such an acquisition candidate, for the purpose of acquiring that Entity or arranging the acquisition of that Entity by any Person other than INVATEC.

Notwithstanding the foregoing, any Stockholder may own and hold as a passive investment up to 5% of the outstanding capital stock of a competing Entity if that class of capital stock is listed on a national stock exchange or included in the Nasdaq National Market.

            Section 8.02. DAMAGES. Because of the difficulty of measuring economic losses to INVATEC as a result of any breach by a Stockholder of his covenants in Section 8.01, and because of the immediate and irreparable damage that could be caused to INVATEC for which it would have no other adequate remedy, each Stockholder agrees that INVATEC may enforce the provisions of
Section 8.01 by injunctions and restraining orders against that Stockholder if he breaches any of those provisions.

            Section 8.03. REASONABLE RESTRAINT. The parties hereto each agree that Sections 8.01 and 8.02 impose a reasonable restraint on the Stockholders in light of the activities and business of INVATEC on the date hereof, the current business plans of INVATEC and the investment, if any, by each Stockholder in INVATEC as a result of the Acquisition.

            Section 8.04. SEVERABILITY; REFORMATION. The covenants in this
Article VIII are severable and separate, and the unenforceability of any specific covenant in this Article VIII is not intended by any party hereto to, and shall not, affect the provisions of any other covenant in this Article VIII. If any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in Section 8.01 are unreasonable as applied to any Stockholder, the parties hereto, including that Stockholder, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Stockholder and any other Stockholder similarly situated.

            Section 8.05. INDEPENDENT COVENANT. All the covenants in this
Article VIII are intended by each party hereto to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against INVATEC, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by INVATEC of any covenant in this Article VIII. It is specifically agreed that the period specified in Section 8.01 shall be computed in the case of each Stockholder by excluding from that computation any time during which that Stockholder is in violation of any provision of Section
8.01. The covenants contained in this Article VIII shall not be affected by any breach of any other provision hereof by any party hereto.

            Section 8.06. MATERIALITY. The Company and each Stockholder, severally and not jointly with any other Person, hereby agree that this Article VIII is a material and substantial part of the transactions contemplated hereby.

            Section 8.07. EMPLOYMENT AGREEMENTS. The provisions of this Article 8 and Section 10.01 of this Agreement are in addition to, and not in lieu of, any provisions regarding noncompetition and Confidential Information contained in any Employment Agreement(s) with any of Stockholders delivered in connection with the transactions set forth or contemplated herein.

                                  ARTICLE IX

                    DEFINITIONS AND DEFINITIONAL PROVISIONS

            Section 9.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings assigned to them below:

            "ACQUIRED BUSINESS" has the meaning specified in Paragraph 1.

            "ACQUISITION" has the meaning specified in the Preliminary
      Statement.

            "ACQUISITION CONSIDERATION" has the meaning specified in Paragraph
      2.

            "ACQUISITION PROPOSAL" has the meaning specified in Section 4.04.

            "AFFILIATE" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Capital Stock of that Person, by contract or otherwise).

            "AGREEMENT" means this Agreement, including all attached Schedules, Annexes, Addenda and Exhibits, as each of the same may be amended, modified or supplemented from time to time pursuant to the provisions hereof or thereof.

            "CAPITAL LEASE" means a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease under GAAP as in effect on the date of this Agreement.

            "CAPITAL STOCK" means, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation; and (b) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that Entity.

            "CASH COMPENSATION" means, as applied to any employee, nonemployee director or officer of, or any natural person who performs consulting or other independent contractor services for, the Company or any Company Subsidiary, the wages, salaries, bonuses (discretionary and formula), fees and other cash compensation paid or payable by the Company and each Company Subsidiary to that employee or other natural person.

            "CEILING AMOUNT" has the meaning specified in Paragraph 1.

            "CERTIFICATE OF MERGER" means, if the Acquisition is effected by means of a Merger, (a) the articles or certificate of merger respecting that Merger which contains the information required by the laws of Surviving Corporation's Organization State to effect that Merger and, if the Organization State of any Entity merged into the Surviving Corporation in that Merger is not the Organization State of the Surviving Corporation,
      (b) the articles or certificate of merger respecting that Merger which contains the information required by the laws of that merged Entity's Organization State to effect that Merger.

            "CERCLA" means the Comprehensive Environmental Response, Conservation, and Liability Act of 1980.

            "CHARTER DOCUMENTS" means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time, the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of that Entity, (b) the bylaws or limited liability company agreement or regulations (or the equivalent governing documents) of that Entity and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that Entity's Capital Stock or of any rights in respect of that Entity's Capital Stock.

            "CLAIM NOTICE" has the meaning specified in Section 7.04.

            "CLOSING" has the meaning specified in Paragraph 3.

            "CLOSING DATE" has the meaning specified in Paragraph 1.

            "CODE" means the Internal Revenue Code of 1986.

            "COMPANY" has the meaning specified in Paragraph 1.

            "COMPANY CAPITAL STOCK" has the meaning specified in Paragraph 1.

            "COMPANY COMMITMENT" has the meaning specified in Section 2.23.

            "COMPANY ERISA BENEFIT PLAN" has the meaning specified in Section 2.27.

            "COMPANY ERISA PENSION PLAN" has the meaning specified in Section 2.27.

            "COMPANY SUBSIDIARY" means at any time any Entity that is a Subsidiary of the Company at that time.

            "CONFIDENTIAL INFORMATION" means, with respect to any Person, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any Governmental Authority and all other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

            "CURRENT BALANCE SHEET" has the meaning specified in Paragraph 1.

            "CURRENT BALANCE SHEET DATE" has the meaning specified in Paragraph
      1.

            "CURRENT DATE" means any day during the 20-day period ending on the date of the Closing.

            "DAMAGE" to any specified Person means, except as otherwise provided in Section 6.06(c), any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable fees and actual disbursements by attorneys, consultants, experts or other Representatives and Litigation costs) to, any fine of or penalty on or any liability (including loss of earnings or profits) of any other nature of that Person.

            "DAMAGE CLAIM" means, as asserted (a) against any specified Person, any claim, demand or Litigation made or pending against the specified Person for Damages to any other Person, or (b) by the specified Person, any claim or demand of the specified Person against any other Person for Damages to the specified Person.

            "DGCL" means the General Corporation Law of the State of Delaware.

            "DERIVATIVE SECURITIES" of a specified Entity means any Capital Stock, debt security or other Indebtedness of the specified Entity or any other Person which is convertible into or exchangeable for, or any option, warrant or other right to acquire, (a) any unissued Capital Stock of the specified Entity or (b) any Capital Stock of the specified Entity which has been issued and is being held by the Entity directly or indirectly as treasury Capital Stock.

            "EFFECTIVE DATE" has the meaning specified in Paragraph 1.

            "EFFECTIVE TIME" has the meaning specified in Paragraph 2.

            "ELECTION PERIOD" has the meaning specified in Section 7.04.

            "EMPLOYEE POLICIES AND PROCEDURES" means at any time all employee manuals and all material policies, procedures and work-related rules that apply at that time to any employee, nonemployee director or officer of, or any other natural person performing consulting or other independent contractor services for, the Company or any Company Subsidiary.

            "EMPLOYMENT AGREEMENT" means at any time any (a) agreement to which the Company or any Company Subsidiary is a party which then relates to the direct or indirect employment or engagement, or arises from the past employment or engagement, of any natural person by the Company or any Company Subsidiary, whether as an employee, a nonemployee officer or director, a consultant or other independent contractor, a sales representative or a distributor of any kind, including any employee leasing or service agreement and any noncompetition agreement, and (b) agreement between the Company or any Company Subsidiary and any Person which arises from the sale of a business by that

      Person to the Company or any Company Subsidiary and limits that Person's competition with the Company or any Company Subsidiary.

            "ENTITY" means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

            "ENVIRONMENTAL LAWS" means any and all Governmental Requirements relating to the environment or public or worker health or safety, including ambient air, surface water, land surface or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including Solid Wastes, Hazardous Wastes or Hazardous Substances) or noxious noise or odor into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material, volatile organic compounds or polychlorinated biphenyls).

            "ERISA" means the Employee Retirement Income Security Act of 1974.

            "ERISA AFFILIATE" means, with respect to any specified Person at any time, any other Person, including an Affiliate of the specified Person, that is, or at any time within six years of that time was, a member of any ERISA Group of which the specified Person is or was a member at the same time.

            "ERISA AFFILIATE PENSION PLAN" has the meaning specified in Section 2.25.

            "ERISA EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA and includes any ERISA Pension Benefit Plan.

            "ERISA GROUP" means any "group of organizations" within the meaning of Section 414(b), (c), (m) or (o) of the Code or any "controlled group" as defined in Section 4001(a)(14) of ERISA.

            "ERISA PENSION BENEFIT PLAN" means any "employee pension benefit plan," as defined in Section 3(2) of ERISA, including any plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code (excluding any Multiemployer Plan).

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "FINAL PROSPECTUS" means the prospectus included in the Registration Statement at the time it becomes effective, except that if the prospectus first furnished to the Underwriter after the Registration Statement becomes effective for use in connection with the IPO differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not that prospectus so furnished is required to be filed with the SEC pursuant to Securities Act Rule 424(b)), the prospectus so first furnished is the "Final Prospectus."

            "FINANCIAL STATEMENTS" means the Initial Financial Statements and the other financial statements of the Company and the Company Subsidiaries, if any, delivered to INVATEC pursuant to Section 4.09 prior to the Effective Time.

            "GAAP" means, as applied to any of the Financial Statements, generally accepted accounting principles and practices in the United States as in effect from time to time which (a) have been concurred in by Arthur Andersen LLP and (b) have been or are applied on a basis consistent (except for changes concurred in by Arthur Andersen LLP) with the most recent audited Financial Statements delivered to INVATEC prior to the Effective Time.

            "GOVERNMENTAL APPROVAL" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

            "GOVERNMENTAL AUTHORITY" means (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

            "GOVERNMENTAL REQUIREMENT" means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

            "GUARANTY" means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) that obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of that obligation of its payment or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

            "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

            "IMMEDIATE FAMILY MEMBER" of a Stockholder means at any time: (a) if that Stockholder is a natural person, any child or grandchild (by blood or legal adoption) or spouse of that Stockholder at that time, or any child of that spouse; and (b) if that Stockholder is an Entity whose ultimate beneficial owner is a natural person, or a natural person and his spouse, any child or grandchild (by blood or legal adoption) or spouse at that time (if not then an ultimate beneficial owner of that Entity), or any child of that spouse, of the ultimate beneficial owner or owners.

            "INDEBTEDNESS" of any Person means, without duplication, (a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) in respect of Capital Leases or
      (iv) in respect of Interest Rate Protection Agreements, (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income or profits of that Person therefrom), whether or not that Person has assumed that liability or otherwise become liable for the payment thereof, (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed or acquired a liability by means of a Guaranty.

            "INDEMNITY NOTICE" has the meaning specified in Section 7.04.

            "INDEMNIFIED PARTY" has the meaning specified in Section 7.04.

            "INDEMNIFYING PARTY" has the meaning specified in Section 7.04.

            "INFORMATION" means written information, including (a) data, certificates, reports and statements (excluding Financial Statements) and
      (b) summaries of unwritten agreements, arrangements, contracts, plans, policies, programs or practices or of unwritten amendments or modifications of, supplements to or waivers under any of the foregoing documents.

            "IPO" means the first time a registration statement filed under the Securities Act and respecting a primary offering by INVATEC to the public of shares of INVATEC Common Stock is declared effective under the Securities Act and the shares registered by that registration statement are issued and sold by INVATEC (otherwise than pursuant to the exercise by the Underwriter of any over-allotment option).

            "IPO CLOSING DATE" means the date on which INVATEC first receives payment for the shares of INVATEC Common Stock it sells to the Underwriter in the IPO.

            "IPO PRICE" means the price per share of INVATEC Common Stock which is set forth as the "price to public" on the cover page of the Final Prospectus.

            "IPO PRICING DATE" means the date, if any, on which INVATEC and the Underwriter agree in the Underwriting Agreement to the price per share of INVATEC Common Stock at which the Underwriter, subject to the terms and conditions of the Underwriting Agreement, will purchase newly issued shares of INVATEC Common Stock from INVATEC on the IPO Closing Date.

            "INVATEC COMMON STOCK" means the common stock, par value $.001 per share, of INVATEC.

            "INVATEC INDEMNIFIED PARTY" means INVATEC and its Affiliates and each of their respective officers, directors, employees, agents and counsel; provided, however, that no Person who indemnifies INVATEC Indemnified Parties in this Agreement in his capacity as a Stockholder will be an INVATEC Indemnified Party for purposes of this Agreement, notwithstanding that the Person is an INVATEC Indemnified Party for purposes of one or more of the Other Agreements.

            "INVATEC INDEMNIFIED LOSS" has the meaning specified in Section
      7.02.

            "INVATEC UNINDEMNIFIED LOSS" has the meaning specified in Section 6.06.

            "INTEREST RATE PROTECTION AGREEMENT" means, for any Person, any interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest rate risks of that Person either generally or under specific contingencies between that Person and any other Person.

            "IRS" means the Internal Revenue Service.

            "LIEN" means, with respect to any property or asset of any Person (or any revenues, income or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person, including any "adverse claim" (as defined in Section 8-302(b) of each applicable Uniform Commercial Code) in the case of any Capital Stock. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to that asset.

            "LITIGATION" means any action, case, proceeding, claim, grievance, suit or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration proceeding.

            "MATERIAL" means, as applied to any Entity or the Acquired Business, material to the business, operations, property or assets, liabilities, financial condition or results of operations of that Entity and its Subsidiaries considered as a whole or the Acquired Business, as the case may be.

            "MATERIAL ADVERSE EFFECT" means, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to the Acquired Business, that such fact or circumstance has caused, is causing or will cause, directly, indirectly or consequentially, singly or in the aggregate with other facts and circumstances, any Damages in excess of the Threshold Amount.

            "MATERIAL AGREEMENT" of any Entity means any contract or agreement
      (a) to which that Entity or any of its Subsidiaries is a party, or by which that Entity or any of its Subsidiaries is bound or to which any property or assets of that Entity or any of its Subsidiaries is subject and (b) which is Material to that Entity.

            "MERGER" means a transaction as a result of which the Acquisition is effected and in which either (a) Newco is merged with or into the Company or (b) the Company is merged with or into Newco, as the case may be.

            "MINIMUM CASH AMOUNT" has the meaning specified in Section 5.01.

            "MOODY'S" means Moody's Investors Service, Inc.

            "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
      Section 4001(a)(3) of ERISA, Section 414 of the Code or Section 3(37) of ERISA.

            "NEWCO" means such business corporation, if any, as shall be formed or utilized by INVATEC for the purpose of acquiring the stock of the Company or consummating a Merger therewith.

            "NEWCO COMMON STOCK" means the common stock of Newco.

            "ORGANIZATION STATE" means, as applied to (a) any corporation, its state or other jurisdiction of incorporation, (b) any limited liability company or limited partnership, the state or other jurisdiction under whose laws it is organized and existing in that legal form, and (c) any other Entity, the state or other jurisdiction whose laws govern that Entity's internal affairs.

            "OTHER ACQUIRED BUSINESS" has the meaning specified in the Preliminary Statement.

            "OTHER AGREEMENTS" has the meaning specified in the Preliminary Statement.

            "OTHER COMPENSATION PLAN" means any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Company or any Company Subsidiary, or to which the Company or any Company Subsidiary contributes, on behalf of any of its employees, nonemployee directors or officers or other natural persons performing consulting or other independent contractor services for the Company or any Company Subsidiary, (a) including all such arrangements, plans, policies, practices or programs providing for severance pay, deferred compensation, incentive, bonus or performance awards or the actual or phantom ownership of any Capital Stock or Derivative Securities of the Company or any Company Subsidiary, but (b) excluding all Company ERISA Pension Benefit Plans and Employment Agreements.

            "OTHER FINANCING SOURCES" has the meaning specified in Section 5.01.

            "OTHER TRANSACTION DOCUMENTS" means the Other Agreements and the other written agreements, documents, instruments and certificates at any time executed pursuant to or in connection with the Other Agreements (other than the Transaction Documents and the Underwriting Agreement), all as amended, modified or supplemented from time to time.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "PERMITTED INVESTMENTS" means: at the time of purchase or other acquisition by the Company or any Company Subsidiary, (a) obligations issued or guaranteed by the United States of America with a remaining maturity not exceeding one year, (b) commercial paper with maturities of not more than 270 days and a published rating of not less than A-1 by S&P or P-1 by Moody's and (c) certificates of deposit and bankers' acceptances having maturities of not more than one year of any commercial bank or trust company if (i) that bank or trust company has a combined capital and surplus of at least $500,000,000 and (ii) its unsecured long-term debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A- by S&P or A3 by Moody's.

            "PERMITTED LIENS" means, as applied to the property or assets of any Person (or any revenues, income or profits of that Person therefrom): (a) Liens for Taxes if the same are not at the time due and delinquent; (b) Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due; (c) Liens incurred in the ordinary course of that Person's business in connection with worker's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (d) Liens incurred in the ordinary course of that Person's business in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; (e) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of that Person's business or existing on property and not materially interfering with the ordinary conduct of that Person's business or the use of that property; (f) defects or irregularities in that Person's title to its real properties which do not materially (i) diminish the value of the surface estate or (ii) interfere with the ordinary conduct of that Person's business or the use of any of such properties;
      (g) any interest or title of a lessor of assets being leased by any Person pursuant to any Capital Lease disclosed in Section 2.18 of the Disclosure Statement or any lease that, pursuant to GAAP, would be accounted for as an operating lease; and (h) Liens securing purchase money Indebtedness disclosed in Section 2.17 or 2.18 of the Disclosure Statement so long as such Liens do not attach to any property or assets other than the properties or assets purchased with the proceeds of that Indebtedness.

            "PERSON" means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority or, for the purpose of the definition of "ERISA Affiliate," any trade or business.

            "PLAN" has the meaning specified in Section 2.28.

            "PROHIBITED TRANSACTION" means any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

            "PROPRIETARY RIGHTS" means (a) patents, applications for patents and patent rights, (b) in each case, whether registered, unregistered or under pending registration, trademark rights, trade names, trade name rights, corporate names, business names, trade styles or dress, service marks and logos and other trade designations and copyrights and (c), in the case of the Company or any Company Subsidiary, all agreements relating to the technology, know-how or processes used in any business of the Company or any Company Subsidiary.

            "PRO RATA SHARE" has the meaning specified in Paragraph 1.

            "QUALIFIED PLANS" has the meaning specified in Section 2.28.

            "REGISTRATION STATEMENT" means the registration statement, including
      (a) each preliminary prospectus included therein prior to the date on which that registration statement is declared effective under the Securities Act (including any prospectus filed with the SEC pursuant to Securities Act Rule 424(b)), (b) the Final Prospectus and (c) any amendments thereof and all supplements and exhibits thereto, filed by INVATEC with the SEC to register shares of INVATEC Common Stock under the Securities Act for public offering and sale in the IPO.

            "RELATED PARTY AGREEMENT" means any contract or other agreement, written or oral, (a) to which the Company or any Company Subsidiary is a party or is bound or by which any property of the Company or any Company Subsidiary is bound or may be subject and (b) (i) to which any Stockholder or any of that Stockholder's Related Persons or Affiliates also is a party, (ii) of which any Stockholder or any of that Stockholder's Related Persons or Affiliates is a beneficiary or (iii) as to which any transaction contemplated thereby properly would be characterized (without regard to the amount involved) as a related party transaction for purposes of applying the disclosure requirements of GAAP or the SEC applicable to the financial statements of the Company and the Company Subsidiaries which are included in the Registration Statement.

            "RELATED PERSON" of a Stockholder means: (a) if that Stockholder is a natural person, (i) any Immediate Family Member of that Stockholder,
      (ii) any Estate of that Stockholder or any Immediate Family Member of that Stockholder, (iii) the trustee of any inter vivos or testamentary trust of which all the beneficiaries are Related Persons of that Stockholder and
      (iv) any Entity the entire equity interest in which is owned by any one or more of that Stockholder and Related Persons of that Stockholder; and (b) if that Stockholder is an Entity, Estate or trust, (i) any Person who owns an equity interest in that Stockholder on the date hereof, (ii) any Person who would be a Related Person under clause (a) of this definition of a natural person who is an ultimate beneficial owner of that Stockholder or
      (iii) any other Entity the entire equity interest in which is owned by any one or more of that Stockholder and Related Persons of that Stockholder. As used in this definition, "Estate" means, as to any natural person who has died or been adjudicated mentally incompetent by a court of competent jurisdiction, (a) that person's estate or (b) the administrator, conservator, executor, guardian or representative of that estate.

            "REPORTABLE EVENT" means, with respect to any Company ERISA Pension Plan, (a) the occurrence of any of the events set forth in Section 4043(b) or (c) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4062(e) or 4063(a) of ERISA with respect to that plan, (b) any event requiring the Company or any ERISA Affiliate to provide security to that plan under Section 401(a)(29) of the Code or (c) any failure to make a payment required by Section 412(m) of the Code with respect to that plan.

            "REPRESENTATIVES" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents of that Person, or any other representatives of that Person or of any of those directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

            "RCRA" means the Resource Conservation and Recovery Act of 1976.

            "RESTRICTED PAYMENT" means, with respect to any Entity at any time, any of the following effected by that Entity: (a) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Capital Stock of that Entity or any Affiliate of that Entity or (b) any direct or indirect redemption, retirement, purchase or other acquisition for value of, or any direct or indirect purchase, payment or sinking fund or similar deposit for the redemption, retirement, purchase or other acquisition for value of, or to obtain the surrender of, any then outstanding Capital Stock of that Entity or any Affiliate of that Entity or any then outstanding warrants, options or other rights to acquire or subscribe for or purchase unissued or treasury Capital Stock of that Entity or any Affiliate of that Entity.

            "RETURNS" of a Person means the returns, reports or statements (including any information returns) any Governmental Requirement requires to be filed by that Person for purposes of any Tax.

            "SECTION 351 TRANSACTION" means, if the Acquisition is structured as a transaction qualifying for the deferral of federal income tax under
      Section 351 of the Code, that transaction.

            "SECTION 368 REORGANIZATION" means, if the Acquisition is structured as a transaction qualifying as a reorganization under Section 368 of the Code, that transaction.

            "SEC" means the Securities and Exchange Commission.

            "SECURITIES ACT" means the Securities Act of 1933.

            "SOLID WASTES, HAZARDOUS WASTES OR HAZARDOUS SUBSTANCES" have the meanings ascribed to those terms in CERCLA, RCRA or any other Environmental Law applicable to the business or operations of the Company or any Company Subsidiary which imparts a broader meaning to any of those terms than does CERCLA or RCRA.

            "SPECIAL PROVISIONS" means the Special Provisions of INVATEC, if any, referred to in Paragraph 5 and incorporated by reference in this Agreement.

            "S&P" means Standard and Poor's Rating Group.

            "STOCKHOLDER INDEMNIFIED PARTY" means (a) each Stockholder and each of that Stockholder's Affiliates (other than the Company or, following the Effective Time, INVATEC or any of its Subsidiaries, if the Stockholder is an Affiliate of INVATEC), agents and counsel and (b) prior to the Effective Time, the Company and each of its officers, directors, employees, agents and counsel who are not Stockholder Indemnified Parties within the meaning of clause (a) of this definition.

            "STOCKHOLDER INDEMNIFIED LOSS" has the meaning specified in Section 7.03.

            "STOCKHOLDER UNINDEMNIFIED LOSS" has the meaning specified in
      Section 6.06.

            "STOCK PURCHASE" means a transaction as a result of which the Acquisition is effected by means of the purchase by INVATEC or Newco from the Stockholders of all the outstanding Company Capital Stock.

            "SUBSIDIARY" of any specified Person at any time, means any Entity a majority of the Capital Stock of which is at that time owned or controlled, directly or indirectly, by the specified Person.

            "SUPPLEMENTAL INFORMATION" has the meaning specified in Section
      4.07.

            "SURVIVING CORPORATION" means, if the Acquisition is effected by means of Merger, the Company or the Person to be designated in the Certificate of Merger as the surviving Entity of that merger.

            "TAX" or "TAXES" means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges or assessments of any nature whatever imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

            "TAXING AUTHORITY" means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

            "TERMINATION EVENT" means, with respect to any Company ERISA Pension Plan, (a) any Reportable Event with respect to that plan which is likely to result in the termination of that plan, (b) the termination of, or the filing of a notice of intent to terminate, that plan or the treatment of any amendment to that plan as a termination under Section 4041(c) of ERISA or (c) the institution of proceedings to terminate, or the appointment of a trustee to administer, that plan under Section 4042 of ERISA.

            "THIRD PARTY CLAIM" means any claim asserted by any Person that or who is not a party to this Agreement against any Indemnified Party.

            "THRESHOLD AMOUNT" has the meaning specified in Paragraph 1.

            "TRANSACTION DOCUMENT" means this Agreement, the Certificates of Merger and the other written agreements, documents, instruments and certificates executed pursuant to or in connection with this Agreement (other than the Other Transaction Documents and the Underwriting Agreement), including those specified in Article V to be delivered at or before the Closing, all as amended, modified or supplemented from time to time.

            "UNDERWRITER" means collectively (a) the investment banking firms that prospectively may enter into the Underwriting Agreement and (b) from and after the IPO Pricing Date, the investment banking firms parties to the Underwriting Agreement.

            "UNDERWRITING AGREEMENT" has the meaning specified in Section 5.01(a)(iii).

            "VALVE REPAIR AND DISTRIBUTION SERVICES BUSINESS" means the assembly, setting, testing or sealing, the maintenance, repair, reconditioning or remanufacturing, or the sale or other distribution, of industrial valves and other process-system components or equipment.

            "WELFARE PLAN" means an "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

            "WHOLLY OWNED SUBSIDIARY" means any corporation or other Entity all of whose outstanding Capital Stock on a fully diluted basis is owned and controlled, directly or indirectly through another Wholly Owned Subsidiary, by the Company.

            Section 9.02. OTHER DEFINED TERMS. Words and terms used in these Uniform Provisions which are defined elsewhere in this Agreement are used herein as therein defined.

            Section 9.03. OTHER DEFINITIONAL PROVISIONS. (a) Except as otherwise specified herein, all references herein to any Governmental Requirement defined or referred to herein, including the Code, CERCLA, ERISA, the Exchange Act, RCRA and the Securities Act, shall be deemed references to that Governmental Requirement or any successor Governmental Requirement, as the same may have been amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

            (b) When used in this Agreement, the words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article," "Paragraph," "Section," "Preliminary Statement," "Annex," "Addendum," "Schedule" and "Exhibit" refer to Articles, Paragraphs and Sections of, the Preliminary Statement in, and Annexes, Addenda, Schedules and Exhibits to, this Agreement unless otherwise specified.

            (c) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

            (d) The word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding such word, and the words "shall" and "will" are used interchangeably and have the same meaning.

            Section 9.04. CAPTIONS. Captions to Articles, Paragraphs, Sections and subsections of, and Annexes, Addenda, Schedules and Exhibits to, this Agreement or any other Transaction Document are included for convenience of reference only, and these captions shall not constitute a part of this Agreement or any other Transaction Document for any other purpose or in any way affect the meaning or construction of any provision of this Agreement or any other Transaction Document.

                                   ARTICLE X

                              GENERAL PROVISIONS

            Section 10.01. TREATMENT OF CONFIDENTIAL INFORMATION. (a) Each of the Company and the Stockholders, severally and not jointly with any other Person, acknowledges that it has or may have had in the past, currently has and in the future may have access to Confidential Information of the Company and the Company Subsidiaries, the Other Acquired Businesses and their Subsidiaries and INVATEC and its Subsidiaries. Each of the Company and the Stockholders, severally and not jointly with any other Person, agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of INVATEC, will not disclose such Confidential Information to any Person except (a) Representatives of INVATEC and
(b) its own Representatives, provided that these Representatives (other than counsel) agree to the confidentiality provisions of this Section 10.01; provided, however, that Confidential Information shall not include such information as (i) becomes known to the public generally through no fault of any Stockholder, (ii) is required to be disclosed by law or the order of any Governmental Authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), each Stockholder shall, if possible, give prior written notice thereof to INVATEC and provide INVATEC with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes is required to be disclosed in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any Stockholder of the provisions of this Section 11.01 with respect to any Confidential Information, INVATEC shall be entitled to an injunction restraining such Stockholder from disclosing, in whole or in part, that Confidential Information. Nothing herein shall be construed as prohibiting INVATEC from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

            (b) Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 10.01(a), and because of the immediate and irreparable damage that would be caused to INVATEC for which it would have no other adequate remedy, each of the Company and the Stockholders agrees that INVATEC may enforce the provisions of Section 10.01(a) by injunctions and restraining orders against each of them who breaches any of those provisions.

            (c) The obligations of the parties under this Section 10.01 shall survive the termination of this Agreement.

            Section 10.02. BROKERS AND AGENTS. The Stockholders jointly and severally represent and warrant to INVATEC that the Company has not directly or indirectly employed or become obligated to pay any broker or similar agent in connection with the transactions contemplated hereby and agree, without regard to the Threshold Amount limitations set forth in Article VII, to indemnify INVATEC against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

            Section 10.03. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the parties hereto, the successors of INVATEC, and the heirs and legal representatives of the Stockholders (and, in the case of any trust, the successor trustees of that trust). Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 10.12 or Article VII or as otherwise provided expressly herein or therein.

            Section 10.04. ENTIRE AGREEMENT; AMENDMENT; WAIVERS. This Agreement and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, INVATEC and Newco and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement or waiver is in writing and signed by the Stockholders entitled to receive at least 80% of the total Acquisition Consideration, the Company and INVATEC; provided, however, that no such amendment, modification, supplement or waiver will be effective unless it is signed by each Stockholder affected thereby to the extent that it (a) changes the several nature of that Stockholder's representations and warranties (to the extent they are not already joint and several as provided in Article I and
Section 10.02), (b) reduces the amount, or changes the components, of the Acquisition Consideration that Stockholder is entitled to receive pursuant to Paragraph 2, or (c) amends or waives this sentence. The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.

            Section 10.05. EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) INVATEC will pay the fees, expenses and disbursements of INVATEC and its Subsidiaries and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by INVATEC under this Agreement, and (b) if the Effective Time occurs, the Stockholders will pay from personal funds, and not from funds of the Company or any Company Subsidiary, all sales, use, transfer and other similar taxes and fees incurred in connection with the transactions contemplated hereby including the fees, expenses and disbursements of counsel for the Company and the Stockholders incurred in connection with the subject matter of this Agreement. The Stockholders will file all necessary documentation and Returns with respect to all sales, use, transfer and other similar taxes and fees they are required by this Section 10.05 to pay. In addition, each Stockholder acknowledges that he, and not the Company or INVATEC or the Surviving Corporation, will pay all Taxes due upon receipt of the consideration payable to that Stockholder pursuant to the transactions contemplated by this Agreement.

            Section 10.06. NOTICES. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third Houston, Texas business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

            (i)   if to INVATEC or any of its Subsidiaries, addressed to it at:

                  Innovative Valve Technologies, Inc.
                  14900 Woodham, Suite A-125
                  Houston, Texas  77073
                  Attn.:William E. Haynes
                  Fax No.: (281) 821-1123

; and

            (ii) if to the Company or any of the Stockholders, addressed to such Person as set forth in Paragraph 7.

            Section 10.07. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

            Section 10.08. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

            Section 10.09. TIME. Time is of the essence in the performance of this Agreement in all respects.

            Section 10.10. REFORMATION AND SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

            Section 10.11. REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

            Section 10.12. RELEASE. Subject to the limitations set forth in the last sentence in this Section 10.12, each Stockholder hereby unconditionally and irrevocably releases and forever discharges, effective as of and forever after the Effective Time, to the fullest extent permitted by applicable law, all past, present and future INVATEC Indemnified Parties (including, after the Effective Time, each of the Company and the Company Subsidiaries which is a Subsidiary of INVATEC immediately after the Effective Time) (collectively, the "Released Parties") from any and all debts, liabilities, obligations, claims, demands, actions or causes of action, suits, judgments or controversies of any kind whatsoever (collectively, "Pre-Acquisition Claims") against the Company and the Company Subsidiaries, if any, or any of them that arises out of or is based on any agreement or understanding or act or failure to act (INCLUDING ANY ACT OR FAILURE TO ACT THAT CONSTITUTES ORDINARY OR GROSS NEGLIGENCE OR RECKLESS OR WILLFUL, WANTON MISCONDUCT), misrepresentation, omission, transaction, fact, event or other matter occurring prior to the Effective Time (whether based at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued) (collectively, "Pre-Acquisition Matters"), including:
(a) claims by the Stockholder with respect to repayment of loans or indebtedness; (b) any rights, titles and interests in, to or under any agreements, arrangements or understandings to which the Stockholder is a party; and (c) claims by the Stockholder with respect to dividends, violation of preemptive rights, or payment of salaries or other compensation or in any way arising out of or in connection with the Stockholder's employment with the Company or any Company Subsidiary, the cessation of that employment, the Stockholder's status as an officer, director or stockholder of the Company or otherwise (but excluding any and all claims in respect of (i) accrued and unpaid amounts owing to the Stockholder pursuant to each Employment Agreement disclosed in Section 2.27 to the Disclosure Statement to which the Stockholder is a party,
(ii) accrued and unpaid cash compensation owing to the Stockholder in the normal and ordinary course of business and consistent with past practices, (iii) benefits accrued under each Company ERISA Benefit Plan or Other Compensation Plan, the existence of which has been disclosed in Section 2.27 to the Disclosure Statement, and (iv) amounts or other obligations owing to the Stockholder, directly or indirectly, pursuant to each Retained Related Party Agreement, if any, which is disclosed in Section 2.12 to the Disclosure Statement and to which the Stockholder, directly or indirectly, is a party). The Stockholder further agrees not to file or bring any Litigation before any Governmental Authority on the basis of or respecting any Pre-Acquisition Claim concerning any Pre-Acquisition Matter against any Related Party. Each Stockholder (a) acknowledges that he or she fully comprehends and understands all the terms of this Section 10.12 and their legal effects and (b) expressly represents and warrants that (i) he or she is competent to effect the release made in this Section 10.12 knowingly and voluntarily and without reliance on any statement or representation of any Released Party or its Representatives and
(ii) he or she had the opportunity to consult with an attorney of his or her choice regarding this Section 10.12. This Section 10.12 shall not affect the rights of the Stockholders under this Agreement or any other Transaction Document.

            Section 10.13. RESPECTING THE IPO. Each of the Company and the Stockholders acknowledges and agrees that: (a) no firm commitment, binding agreement or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular range of prices or occur at all; (b) neither INVATEC or any of its representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Stockholder or any of their respective Affiliates or associates for any failure of (i) the Registration Statement to become effective (provided, however, that INVATEC will use its reasonable best efforts to cause the Registration Statement to become effective prior to December 31, 1997) or (ii) the IPO to occur at a particular price or within a particular range of prices or to occur at all; and
(c) the decision of the Stockholder to enter into this Agreement, or to vote in favor of or consent to the Merger, has been or will be made independent of, and without reliance on, any statements, opinions or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to INVATEC or the IPO. The Underwriter shall have no obligation to either

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

the Company or the Stockholder with respect to any disclosure contained in the Registration Statement.

                                  ARTICLE XI

                                  TERMINATION

            Section 11.01. TERMINATION OF THIS AGREEMENT. (a) This Agreement may be terminated at any time prior to the Closing solely:

            (i) by the mutual written consent of INVATEC and the Company;

            (ii) by the Stockholders or the Company, on the one hand, or by INVATEC, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by October 31, 1997, unless the failure of such transactions to be consummated results from the willful failure of the party (or in the case of the Stockholders and the Company, any of them) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by it prior to or at the Closing or thereafter on the IPO Closing Date;

            (iii) by the Stockholders or the Company, on the one hand, or by INVATEC, on the other hand, if a material breach or default shall be made by the other party (or in the case of the Stockholders and the Company, any of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein; or

            (iv) by INVATEC if it is entitled to do so as provided in Section 4.07.

            (b) This Agreement may be terminated after the Closing solely:

            (i) by INVATEC or the Company if the Underwriting Agreement is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

            (ii) automatically and without action on the part of any party hereto if the IPO is not consummated within 15 New York City business days after the date of the Closing.

            Section 11.02. LIABILITIES IN EVENT OF TERMINATION. If this Agreement is terminated pursuant to Section 11.01, there shall be no liability or obligation on the part of any party hereto except (a) as provided in Section
10.05 and (b) to the extent that such liability is based on the breach by that party of any of its representations, warranties or covenants set forth in this Agreement.

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